Exhibit 5.1

Advocaten Notarissen Belastingadviseurs

Exhibit 5.1
Ermenegildo Zegna Holditalia S.p.A. (the “Issuer”) Via Roma 99-100 Valdilana (Biella) Italy	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 12 November 2021 Our ref. M37872785/1/20736452	Martin van Olffen E martin.vanolffen@debrauw.com T +31 20 577 1500 F +31 20 577 1775

Re:    Legal opinion | Ermenegildo Zegna Holditalia S.p.A.

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission

of ordinary shares in the capital of the Issuer

1	INTRODUCTION

I act as Dutch legal adviser (notaris) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	DUTCH LAW

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	SCOPE OF INQUIRY

I have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)	A copy of the Registration Statement.

(b)	A copy of the Business Combination Agreement.

(c)	A copy of the Warrant Agreement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(d)	A draft of:

(i)	the Italian Notary Statement

(ii)	the Deed of Conversion and Amendment of the Articles of Association;

(iii)	the Description;

(iv)	the Merger Issue and Transfer Deed; and

(v)	the Warrant Assumption Agreement.

(e)	A copy of the Pre-Conversion Minutes of the Extraordinary Shareholders’ Meeting.

(f)	A draft of:

(i)	the Conversion General Meeting Resolution; and

(ii)	the Conversion Board Resolution.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	ASSUMPTIONS

I have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(b)	In respect of the Conversion:

(i)	the draft of the Deed of Conversion and Amendment of the Articles of Association will have been validly executed substantially in the form referred to in this opinion;

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(ii)

each step, resolution, action and/or (other) formality which is required for the implementation of the Conversion, including each step, resolution, action and/or (other) formality as set out in the Deed of Conversion and Amendment of the Articles of Association, has been or will have been validly taken and suffices for the implementation of the Conversion; and

(iii)

the Issuer has been validly incorporated as an Italian public limited liability company (società per azioni) and will have been validly converted into a Dutch public limited liability company (naamloze vennootschap).

(c)	The Description, Merger Issue and Transfer Deed and Warrant Assumption Agreement will have been validly executed by all parties substantially in the form referred to in this opinion.

(d)	The Conversion General Meeting Resolution and the Conversion Board Resolution:

(i)	will have been duly adopted (including, in case of the Conversion General Meeting Resolution, by all persons entitled to vote on that resolution) and remain in force without modification; and

(ii)	will comply with the requirements of reasonableness and fairness (redelijkheid en billijkheid).

(e)

Each outstanding public warrant of IIAC will have been converted to and become a public warrant of the Issuer giving the holder the right to acquire one ordinary share in the capital of the Issuer, following the implementation of the Merger, subject to the same terms and conditions as the public warrants of IIAC.

(f)

(i)	At the time of each issue of Registration Shares:

(A)	the Warrant Agreement and Warrant Assumption Agreement will remain in full force and effect without modification; and

(B)

the aggregate number of Registration Shares that will be issued under the Warrant Agreement and Warrant Assumption Agreement will not exceed the maximum number permitted under the authorizations included in the Conversion General Meeting Resolution and Conversion Board Resolution.

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(ii)	At the time of each issue of Registration Shares:

(A)	the issue by the Issuer of any Registration Shares will have been validly authorised; and

(B)	any pre-emption rights in respect of each issue of Registration Shares will have been observed or validly excluded;

all in accordance with the Articles of Association, or any amendments thereto, at the time of authorisation or of observance or exclusion.

(iii)	The Issuer’s authorised share capital at the time of each issue of Registration Shares will be sufficient to allow for such issue.

(iv)	At the time of each issue of Registration Shares, the Registration Shares will have been:

(A)

issued in accordance with the Merger Issue and Transfer Deed or Warrant Agreement and Warrant Assumption Agreement, if applicable, and in the form and manner prescribed by the Articles of Association at the time of issue; and

(B)

otherwise offered, issued and accepted by their subscribers in accordance with the Merger Issue and Transfer Deed or Warrant Agreement and Warrant Assumption Agreement and all applicable laws (including, for the avoidance of doubt, Dutch law).

(v)	The nominal value of each Registration Share and any agreed share premium will have been validly paid.

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5	OPINION

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, I am of the following opinion:

(a)	when issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable.[1]

6	QUALIFICATIONS

This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or emergency measures, (b) rules relating to foreign insolvency proceedings (including foreign Insolvency Proceedings), (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

7	RELIANCE

(a)

This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b)	Each person accepting this opinion agrees, in so accepting, that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)	this opinion and any contractual (including the agreement in this paragraph 7) and non-contractual obligations arising out of or in relation to this opinion will be governed exclusively by Dutch law;

(iii)	this opinion (including the agreements in this paragraph 7) does not make the persons accepting this opinion clients of De Brauw; and

(iv)	this opinion may be signed with an Electronic Signature. This has the same effect as if signed with a handwritten signature.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion in the Exhibit Index, and under the heading “Legal Matters”, in the prospectus included in the Registration Statement.

[1]

In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ M. van Olffen
M. van Olffen

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Annex 1 – Definitions

In this opinion:

“Articles of Association” means the articles of association of the Issuer as they will read upon the execution of the Deed of Conversion and Amendment of the Articles of Association.

“Board” means the board of directors of the Issuer.

“Business Combination Agreement” means the business combination agreement, dated as of July 18, 2021, by and among IIAC, the Issuer, and EZ Cayman, a Cayman Islands exempted company, which is attached as Annex A to the Registration Statement.

“Conversion” means the cross-border conversion whereby the Issuer will be converted into a Dutch public limited liability company (naamloze vennootschap) and its articles of association will be amended in accordance with the Articles of Association, upon the execution of the Deed of Conversion and Amendment of the Articles of Association.

“Conversion Board Resolution” means the written resolution of the Board to be adopted immediately upon the Conversion becoming effective, pursuant to which, among other things, the Board will resolve on the transfer and issue of such number of Ordinary Shares, and to exclude all pre-emptive rights in that regard, as described in the Merger Issue and Transfer Deed.

“Conversion General Meeting Resolution” means the written resolution of the General Meeting to be adopted immediately upon the Conversion becoming effective, pursuant to which, among other things, the General Meeting will resolve to authorize the Board to issue up to the number of Ordinary Shares, and to exclude all pre-emptive rights in that regard, as described in the Merger Issue and Transfer Deed.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Deed of Conversion and Amendment of the Articles of Association” means the Dutch notarial deed of cross-border conversion and amendment of the articles of association to effect the Conversion, a draft of which, including an unofficial English translation thereof, dated 11 November, 2021, is attached to this opinion as Annex 2 (Draft Deed of Conversion and Amendment of the Articles of Association).

“Description” means the description as referred to in article 2:94b paragraph 1 of the Dutch Civil Code, describing the contribution of all issued and outstanding ordinary shares in IIAC to the Issuer.

“Dutch Civil Code” means the Dutch civil code (Burgerlijk Wetboek).

“Dutch law” means the law directly applicable in the Netherlands.

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“eIDAS Regulation” means the Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC.

“Electronic Signature” means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of the eIDAS Regulation and Article 3:15a of the Dutch Civil Code.

“Exchange Agent” means Computershare Trust Company, N.A., a federally chartered trust company, and Computershare Inc., a Delaware corporation.

“General Meeting” means the general meeting of the Issuer.

“IIAC” means Investindustrial Acquisition Corp., a Cayman Islands exempted company.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Issuer” means (a) prior to the consummation of the Conversion, Ermenegildo Zegna Holditalia S.p.A., a joint stock company incorporated under Italian law, with registered office at via Roma 99/100, based in Valdilana (Biella), Italy, and registered with the Companies’ Register of Biella, Italy, under number REA 00154990022 and (b) from and after the consummation of the Conversion, Ermenegildo Zegna N.V., a public limited liability company (naamloze vennootschap) organized under Dutch law, with corporate seat in Amsterdam, the Netherlands. Any reference to the Issuer in this opinion shall be deemed to refer to clauses (a) or (b) as the context may require.

“Italian Notary Statement” means the notarial certificate to be issued by an Italian notary stating that all required steps and formalities from an Italian law perspective have been validly taken in order to implement the Conversion.

“Merger” means the merger of IIAC with EZ Cayman, a Cayman Islands exempted company, with IIAC being the surviving company.

“Merger Issue and Transfer Deed” means the private deed of issue and transfer of Ordinary Shares pursuant to which the Issuer will (i) issue up to 67,812,500 Ordinary Shares and (ii) transfer up to 5,000,000 Ordinary Shares to the Exchange Agent in respect of the Merger, a draft of which, dated November 10, 2021, is attached to this opinion as Annex 3 (Draft Merger Issue and Transfer Deed).

“Ordinary Share” means an ordinary shares (gewoon aandeel) with a nominal value of EUR 0.02 in the capital of the Issuer.

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“Pre-Conversion Minutes of the Extraordinary Shareholders’ Meeting” means the minutes of the extraordinary meeting of shareholders of the Issuer, held on October 12, 2021, during which meeting the General Meeting resolved, among other things, upon the Conversion.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means up to 92,929,167 Ordinary Shares, of which up to 13,416,667 Ordinary Shares to be issued pursuant to the Warrant Agreement and Warrant Assumption Agreement, to be registered with the SEC pursuant to the Registration.

“Registration Statement” means the registration statement on Form F-4 originally filed with the SEC on August 27, 2021, as subsequently amended and supplemented, under Securities Act, in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Warrant Agreement” means the warrant agreement between IIAC and Continental Stock Transfer & Trust Company, as trustee, dated as of November 23, 2020 (as amended).

“Warrant Assumption Agreement” means the warrant assumption agreement pursuant to which the Issuer shall assume all applicable obligations of IIAC under the Warrant Agreement, and to be entered into by the Issuer and IIAC as of immediately prior to the Merger becoming effective, a draft of which, dated November 12, 2021, is attached to this opinion as Annex 4 (Draft Warrant Assumption Agreement).

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Annex 2 – Draft Deed of Conversion and Amendment of the Articles of Association

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AKTE VAN GRENSOVERSCHRIJDENDE OMZETTING EN

STATUTENWIJZIGING

VAN ERMENEGILDO ZEGNA HOLDITALIA S.P.A.

(na omzetting en statutenwijziging genaamd: Ermenegildo Zegna N.V.)

Op [●] december tweeduizendeenentwintig verschijnt voor mij mr. drs. Reinier Hans Kleipool, notaris in Amsterdam:

[●].

De comparant verklaart:

(A)

Op twaalf oktober tweeduizendeenentwintig heeft de algemene vergadering van Ermenegildo Zegna Holditalia S.p.A., een vennootschap onder het recht van Italië, met geregistreerd adres Via Roma 99/100, 13835, Valdilana (Biella) Trivero, Italië en geregistreerd in het handelsregister Van Monte Rosa – Laghi – Alto Piemonte, Italië, onder nummer REA BI – 39389 en belastingnummer 00154990022 (de “Vennootschap”), rekening houdende met relevante wetgeving en jurisprudentie, waaronder, zonder enige beperking, (i) artikel 49 van het Verdrag betreffende de werking van de Europese Unie (“VwEU”) in samenhang met artikel 54 van het VwEU, (ii) de uitspraken van het Hof van Justitie van de Europese Unie (“HvJ EU”) met betrekking tot grensoverschrijdende omzettingen, zoals de uitspraken van het HvJ EU van zestien december tweeduizendacht (zaaknummer C-210/06, Cartesio), twaalf juli tweeduizendtwaalf (zaaknummer C-378/10, Vale) en vijfentwintig oktober tweeduizendzeventien (zaaknummer C-106/16, Polbud) en (iii) richtlijn (EU) 2019/2121 van het Europees Parlement en de Raad van zevenentwintig november tweeduizendnegentien tot wijziging van richtlijn (EU) 2017/1132 met betrekking tot grensoverschrijdende omzettingen, fusies en splitsingen (de “Richtlijn”), op grond waarvan alle lidstaten van de Europese Unie de Richtlijn uiterlijk op eenendertig januari tweeduizenddrieëntwintig in nationale wetgeving moeten hebben omgezet, welke tot op heden nog niet is omgezet door Italië en Nederland (samen de “EU Wetgeving en Jurisprudentie”), onder meer besloten om:

(a)

de Vennootschap om te zetten in een naamloze vennootschap naar Nederlands recht en de zetel van de Vennootschap te verplaatsen van Italië naar Amsterdam, op grond waarvan de Vennootschap onderworpen zal zijn aan Nederlands recht, en de statuten van de Vennootschap te wijzigen in overeenstemming met Nederlands recht (de “Grensoverschrijdende Omzetting”); en

(b)

de wettelijke vertegenwoordigers van de Vennootschap, waaronder Ermenegildo Zegna di Monte Rubello, de Chief Executive Officer van de Vennootschap, met de bevoegdheid om te subdelegeren en om gevolmachtigden aan te stellen, te machtigen om deze akte te passeren,

(samen de “Grensoverschrijdende Omzettingsbesluiten”).

De Grensoverschrijdende Omzettingsbesluiten volgen uit de notulen van de buitengewone aandeelhoudersvergadering van de Vennootschap die zijn vastgelegd in een notariële akte (de “Italiaanse Notariële Akte”), verleden voor Carlo Marchetti, notaris in Milaan, Italië (de “Italiaanse Notaris”).

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(B)	In verband met de Grensoverschrijdende Omzetting en de Grensoverschrijdende Omzettingsbesluiten bevestigde de Italiaanse Notaris op [●] tweeduizendeenentwintig dat:

(i)

aan alle vereisten en formaliteiten voor de implementatie van de Grensoverschrijdende Omzetting is voldaan overeenkomstig Italiaans recht en de statuten van de Vennootschap (zoals die van toepassing waren voorafgaand aan de Grensoverschrijdende Omzetting), mede met inachtneming van de EU Wetgeving en Jurisprudentie;

(ii)	de Grensoverschrijdende Omzettingsbesluiten geldig zijn genomen;

(iii)

op grond van Italiaans recht de Chief Executive Officer van de Vennootschap volledig bevoegd is om zijn machtiging te subdelegeren en om gevolmachtigden aan te stellen om deze akte te passeren; en, dientengevolge,

(iv)	op grond van Italiaans recht, de Grensoverschrijdende Omzetting kan worden geïmplementeerd door middel van het passeren van deze akte,

(samen de “Grensoverschrijdende Omzettingsbevestigingen”).

(C)	Ermenegildo Zegna di Monte Rubello, de Chief Executive Officer van de Vennootschap, heeft de comparant gemachtigd om te compareren bij deze akte (de “Machtiging”).

(D)

Voorts verklaart de comparant, ter uitvoering van de Grensoverschrijdende Omzettingsbesluiten en door en met het passeren van deze akte, om de Vennootschap om te zetten in een naamloze vennootschap naar Nederlands recht en de zetel van de Vennootschap te verplaatsen van Italië naar Amsterdam, waardoor de Vennootschap onderworpen zal zijn aan Nederlands recht, en de statuten van de Vennootschap te wijzigen overeenkomstig de volgende

STATUTEN:

1	DEFINITIES EN INTERPRETATIE.

1.1	Definities.

In deze statuten hebben de onderstaande termen de daarachter vermelde betekenis:

Aandeel	:	een Gewoon Aandeel of een Bijzonder Stemrechtaandeel;

Aandeelhouder	:	een houder van één of meer Aandelen;

Algemene Vergadering	:	het orgaan dat bestaat uit de Aandeelhouders en de overige Vergadergerechtigden, of de bijeenkomst waarin de Aandeelhouders en de overige Vergadergerechtigden vergaderen;

Bestuur	:	het bestuur van de Vennootschap;

Bestuurder	:	een Uitvoerende Bestuurder of een Niet-Uitvoerende Bestuurder;

Bestuursreglement	:	het reglement vastgesteld door het Bestuur als bedoeld in artikel 8.1.6 van deze statuten;

Bestuursverslag	:	het bestuursverslag van de Vennootschap als bedoeld in artikel 2:391 BW;

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Bijzonder Stemrechtaandeel	:	een Bijzonder Stemrechtaandeel A, een Bijzonder Stemrechtaandeel B of een Bijzonder Stemrechtaandeel C;

Bijzonder Stemrechtaandeel A	:	een bijzonder stemrechtaandeel A in het kapitaal van de Vennootschap;

Bijzonder Stemrechtaandeel B	:	een bijzonder stemrechtaandeel B in het kapitaal van de Vennootschap;

Bijzonder Stemrechtaandeel C	:	een bijzonder stemrechtaandeel C in het kapitaal van de Vennootschap;

Bijzondere Kapitaalreserve	:	de aparte reserve die door de Vennootschap zal worden aangehouden uitsluitend met het doel de uitgifte, omzetting of intrekking van Bijzondere Stemrechtaandelen te kunnen faciliteren;

BW	:	het Burgerlijk Wetboek;

Chairperson	:	de Bestuurder aangewezen als Chairperson;

Chief Executive Officer	:	de Uitvoerende Bestuurder aangewezen als chief executive officer;

Dochtermaatschappij	:	een dochtermaatschappij van de Vennootschap als bedoeld in artikel 2:24a BW;

Gewoon Aandeel	:	een gewoon aandeel in het kapitaal van de Vennootschap;

Groepsmaatschappij	:	een groepsmaatschappij van de Vennootschap als bedoeld in artikel 2:24b BW;

Handelsdag	:	een dag waarop (i) zich geen Marktverstorende Gebeurtenis voordoet; en (ii) de handel in de Gewone Aandelen doorgaans plaatsvindt op de NYSE of, indien de Gewone Aandelen op dat moment niet zijn genoteerd aan de NYSE, op de belangrijkste Amerikaanse nationale of regionale effectenbeurs waarop de Gewone Aandelen op dat moment zijn genoteerd of, indien de Gewone Aandelen op dat moment niet zijn genoteerd aan een Amerikaanse nationale of regionale effectenbeurs, op de belangrijkste andere markt waarop de Gewone Aandelen op dat moment worden verhandeld;

Hedged Posities	:	de hedging posities en regelingen die het economisch belang van IIAC Sponsor of zijn Verbonden Personen in de Vennootschap effectief overdragen aan een derde partij (bijvoorbeeld termijnverkoopcontracten); met dien verstande dat de definitie van “Hedged Posities” geen hedging posities en regelingen

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omvat (i) waarbij het economisch belang van IIAC Sponsor of zijn Verbonden Personen in de Vennootschap wordt behouden (bijvoorbeeld verpandingen, margeleningen), (ii) die de blootstelling aan bepaalde risico’s die onafhankelijk zijn van de bedrijfsactiviteiten van de Vennootschap minimaliseren (bijvoorbeeld valutaswaps), of (iii) die het opwaartse of neerwaartse risico van de IIAC Sponsor en zijn Verbonden Personen marginaal beperken of begrenzen terwijl de economische blootstelling materieel blijft (bijvoorbeeld puts, calls en collars), een en ander zoals te goeder trouw bepaald door het Bestuur en de IIAC Sponsor;

IIAC Sponsor	:	Investindustrial Acquisition Corp. L.P., een Engelse limited partnership;

IIAC Sponsor Groep	:	de IIAC Sponsor en zijn Verbonden Personen;

IIAC Sponsor Vertegenwoordiger	:	de Niet-Uitvoerende Bestuurder benoemd door de Algemene Vergadering op bindende voordracht van de IIAC Sponsor als bedoeld in artikel 8.2.1 van deze statuten, indien van toepassing;

Jaarrekening	:	de jaarrekening van de Vennootschap als bedoeld in artikel 2:361 BW;

Lead Non-Executive Director	:	de Niet-Uitvoerende Bestuurder aangewezen als Lead Non-Executive Director, die zal fungeren als voorzitter van het Bestuur in de betekenis van de wet;

Loyaliteitsregister	:	het register als bedoeld in artikel 7.1.2 van deze statuten;

Marktverstorende Gebeurtenis	:	met betrekking tot een datum, (i) het niet openen voor de handel tijdens de gewone handelssessie op die datum door de NYSE of, indien de Gewone Aandelen op dat moment niet zijn genoteerd aan de NYSE, door de belangrijkste Amerikaanse nationale of regionale effectenbeurs waarop de Gewone Aandelen op dat moment zijn genoteerd of, indien de Gewone Aandelen op dat moment niet zijn genoteerd aan een Amerikaanse nationale of regionale effectenbeurs, door de belangrijkste andere markt waarop de Gewone Aandelen op dat moment worden verhandeld, of (ii) het zich

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voordoen of het bestaan, gedurende meer dan twee opeenvolgende handelsuren of tijdens het laatste half uur voor het sluiten van de handel op die markt, van enige opschorting of beperking van de handel (vanwege koersbewegingen die de door de desbetreffende beurs toegestane limieten overschrijden of anderszins) in de Gewone Aandelen of in enige optiecontracten, warrants of futurecontracten die betrekking hebben op de Gewone Aandelen;

Minimum Deelnemingsvereiste	:	de economische eigendom, zoals gedefinieerd in Rule 13d-3 onder de gewijzigde Securities Exchange Act van 1934, van ten minste vijf procent (5%) van de geplaatste en uitstaande Gewone Aandelen van de IIAC Sponsor Groep, met uitzondering van (i) eventuele Hedged Posities zoals schriftelijk aangetoond door de IIAC Sponsor en (ii) eventuele Gewone Aandelen die in depot (‘escrow’) worden gehouden voor zover deze Gewone Aandelen niet uit het depot (‘escrow’) zijn vrijgegeven aan het betreffende lid van de IIAC Sponsor Groep ingevolge een overeenkomst tussen de Vennootschap, de IIAC Sponsor Groep en toepasselijke derde partijen;

Niet-Uitvoerende Bestuurder	:	ieder lid van het Bestuur dat als niet-uitvoerende bestuurder is aangewezen en dat toezichthoudende verantwoordelijkheden heeft, maar geen verantwoordelijkheid heeft voor de aansturing van de dagelijkse gang van zaken van de Vennootschap;

NYSE	:	de New York Stock Exchange;

Persoon	:	een natuurlijk persoon, samenwerkingsverband, vennootschap, corporatie, vereniging met of zonder rechtspersoonlijkheid, coöperatie, onderlinge waarborgmaatschappij, stichting, trust, gemeenschappelijke onderneming, of een andere gelijksoortige entiteit, al dan niet met rechtspersoonlijkheid;

Procedure	:	enige dreigende, aanhangige of beëindigde actie, rechtszaak of procedure, zowel civiel, strafrechtelijk, administratief, in arbitrage of onderzoekend, of enig beroep in dat verband of enige ondervraging of onderzoek dat kan leiden tot een dergelijke actie, rechtszaak of procedure;

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Registratiedatum	:	de achtentwintigste dag voor een Algemene Vergadering, of zo een andere dag als bij de wet bepaald;

Stemgerechtigden	:	Aandeelhouders met stemrecht alsmede houders van een vruchtgebruik met stemrecht en houders van een pandrecht met stemrecht;

SVS Stichting	:	Stichting Ermenegildo Zegna SVS;

SVS Voorwaarden	:	de algemene voorwaarden die van toepassing zijn op de Bijzondere Stemrechtaandelen, zoals van tijd tot tijd gewijzigd;

Uitvoerende Bestuurder	:	een lid van het Bestuur dat als uitvoerende bestuurder is aangewezen en dat verantwoordelijkheid heeft voor de aansturing van de dagelijkse gang van zaken van de Vennootschap;

Vennootschap	:	Ermenegildo Zegna N.V.;

Verbonden Personen	:	ten aanzien van iedere Persoon, enige andere Persoon die direct of indirect via een of meer tussenpersonen zeggenschap uitoefent over, onder zeggenschap staat van, of onder gemeenschappelijke zeggenschap staat met een andere Persoon, waarbij het begrip “zeggenschap” betekent het hebben, direct of indirect, van de feitelijke mogelijkheid om het bestuur of het beleid van een Persoon te kunnen bepalen of te kunnen laten bepalen, ongeacht of dit gebeurt middels eigendom van aandelen waaraan stemrecht is verbonden, middels overeenkomst of anderszins; met dien verstande dat (i) leden van de IIAC Sponsor Groep, enerzijds, en de Vennootschap, anderzijds, geen Verbonden Personen van elkaar zijn voor de toepassing van deze definitie en (ii) met betrekking tot de IIAC Sponsor zal “Verbonden Personen” tevens omvatten investeringsfondsen of speciaal opgerichte entiteiten (zogenoemde ‘special purpose vehicles’) die worden beheerd door of in eigendom zijn van Verbonden Personen van de IIAC Sponsor;

Vergadergerechtigden	:	Aandeelhouders alsmede houders van een vruchtgebruik met Vergaderrecht en houders van een pandrecht met Vergaderrecht; en

Vergaderrecht	:	het recht om, in persoon of bij schriftelijk gevolmachtigde, de Algemene Vergadering bij te wonen en daarin het woord te voeren.

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1.2	Interpretatie.

Een verwijzing naar een geslacht wordt geacht een verwijzing naar alle geslachten te zijn en iedere gedefinieerde term in enkelvoud omvat tevens het meervoud.

2	NAAM, ZETEL EN DOEL.

2.1	Naam. Zetel.

2.1.1	De naam van de Vennootschap is Ermenegildo Zegna N.V.

2.1.2	Zij heeft haar zetel in Amsterdam.

2.1.3	De plaats van de feitelijke leiding van de Vennootschap is in Italië.

2.2	Doel.

2.2.1	Het doel van de Vennootschap is:

(a)	het oprichten, deelnemen in, en leiden van andere vennootschappen en ondernemingen, waaronder vennootschappen en ondernemingen die actief zijn op de markt voor (hoogwaardige) textiel en kleding;

(b)

het verkrijgen, vervreemden, beheren, verhuren en gebruiken van onroerende zaken en roerende zaken en andere goederen, waaronder patenten, merkenrechten, licenties, vergunningen en andere industriële eigendomsrechten;

(c)

het lenen, uitlenen en werven van fondsen, waaronder het uitgeven van obligaties, schuldpapier en andere financieringsinstrumenten en het sluiten van overeenkomsten die samenhangen met voornoemde activiteiten, alsmede het verwerven, beleggen, verhandelen, aanhouden en vervreemden van (vreemde) valuta, effecten en andere financiële instrumenten;

(d)	het afgeven van garanties, het binden van de Vennootschap en het verpanden van activa van de Vennootschap als zekerheid voor verplichtingen van de Vennootschap, Dochtermaatschappijen en derden,

en het verrichten van alle handelingen die samenhangen met of bevorderlijk zijn voor hetgeen hierboven is beschreven.

3	AANDELENKAPITAAL.

3.1	Aandelenstructuur.

3.1.1	Het maatschappelijk kapitaal van de Vennootschap bedraagt achttien miljoen zevenhonderdduizend euro (EUR 18.700.000,—) en is verdeeld in:

(e)	vierhonderd miljoen (400.000.000) Gewone Aandelen, elk met een nominale waarde van twee eurocent (EUR 0,02);

(f)	tweehonderd miljoen (200.000.000) Bijzondere Stemrechtaandelen A, elk met een nominale waarde van twee eurocent (EUR 0,02);

(g)	vijftig miljoen (50.000.000) Bijzondere Stemrechtaandelen B, elk met een nominale waarde van acht eurocent (EUR 0,08); en

(h)	vijftien miljoen (15.000.000) Bijzondere Stemrechtaandelen C, elk met een nominale waarde van achttien eurocent (EUR 0,18).

3.1.2

De Aandelen zijn geregistreerd en doorlopend genummerd, de Gewone Aandelen vanaf 1, de Bijzondere Stemrechtaandelen A vanaf A1, de Bijzondere Stemrechtaandelen B vanaf B1 en de Bijzondere Stemrechtaandelen C vanaf C1.

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3.1.3	Er worden geen aandeelbewijzen uitgegeven.

3.2	Uitgifte van Aandelen.

3.2.1

Aandelen worden uitgegeven middels een daartoe strekkend besluit van het Bestuur, indien het Bestuur daartoe bij besluit van de Algemene Vergadering voor een bepaalde duur is aangewezen, met inachtneming van de daarvoor geldende wettelijke voorschriften. Het besluit van de Algemene Vergadering tot deze aanwijzing moet bepalen hoeveel Aandelen maximaal mogen worden uitgegeven.

De aanwijzing kan steeds voor bepaalde opeenvolgende perioden worden verlengd, met inachtneming van de daarvoor geldende wettelijke voorschriften. Tenzij bij de aanwijzing anders is bepaald, kan zij niet worden ingetrokken.

3.2.2	Indien en voor zover het Bestuur niet is aangewezen als bedoeld in artikel 3.2.1, heeft de Algemene Vergadering de bevoegdheid te besluiten tot de uitgifte van Aandelen op voorstel van het Bestuur.

3.2.3

De artikelen 3.2.1 en 3.2.2 zijn van overeenkomstige toepassing op het verlenen van rechten tot het nemen van Aandelen, maar zijn niet van toepassing op het uitgeven van Aandelen aan een Persoon die een eerder verkregen recht tot het nemen van Aandelen uitoefent.

3.3	Storting op Aandelen.

3.3.1

Gewone Aandelen worden enkel uitgegeven tegen storting van de nominale waarde en, als Gewone Aandelen worden uitgegeven tegen een hoger bedrag dan de nominale waarde, het verschil tussen deze bedragen. Gewone Aandelen worden uitgegeven met inachtneming van de artikelen 2:80, 2:80a en 2:80b BW.

3.3.2	Storting op een Aandeel geschiedt in geld voor zover niet een andere inbreng is overeengekomen. Storting anders dan in geld geschiedt met inachtneming van artikel 2:94b BW.

3.3.3

Gewone Aandelen die zijn uitgegeven aan (i) werknemers of voormalig werknemers van de Vennootschap of van een Groepsmaatschappij, (ii) Bestuurders of voormalig Bestuurders om te voldoen aan de verplichtingen van de Vennootschap uit hoofde van een regeling van de Vennootschap, en (iii) personen, die in overeenstemming met artikel 3.2.3, een eerder verkregen recht tot het nemen van Aandelen houden, kunnen worden volgestort ten laste van de reserves van de Vennootschap.

3.3.4	Storting kan geschieden in een buitenlandse valuta indien de Vennootschap hierin toestemt en met inachtneming van artikel 2:80a lid 3 BW.

3.3.5	Het Bestuur kan rechtshandelingen als bedoeld in artikel 2:94 BW verrichten zonder de voorafgaande goedkeuring van de Algemene Vergadering.

3.4	Voorkeursrecht.

3.4.1

Bij uitgifte van Gewone Aandelen heeft iedere houder van Gewone Aandelen een voorkeursrecht naar evenredigheid van het gezamenlijk bedrag van zijn Gewone Aandelen. Dit voorkeursrecht is niet van toepassing op:

(a)	Gewone Aandelen die worden uitgegeven aan werknemers van de Vennootschap of een Groepsmaatschappij;

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(b)	Gewone Aandelen die worden uitgegeven tegen inbreng anders dan in geld; en

(c)	Gewone Aandelen uitgegeven aan een Persoon die zijn eerder verkregen recht tot het nemen van Gewone Aandelen uitoefent.

Houders van Bijzondere Stemrechtaandelen hebben geen voorkeursrecht bij de verkrijging van nieuw uit te geven Gewone Aandelen, en er bestaat geen voorkeursrecht ten aanzien van de uitgifte van Bijzondere Stemrechtaandelen.

3.4.2

Het Bestuur heeft de bevoegdheid te besluiten tot beperking of uitsluiting van het voorkeursrecht, indien en voor zover het Bestuur daartoe door de Algemene Vergadering voor een bepaalde duur is aangewezen, met inachtneming van de daarvoor geldende wettelijke voorschriften. De aanwijzing kan steeds voor bepaalde opeenvolgende perioden worden verlengd, met inachtneming van de daarvoor geldende wettelijke voorschriften. Tenzij bij de aanwijzing anders is bepaald, kan de aanwijzing niet worden ingetrokken.

3.4.3

Indien en voor zover het Bestuur niet de bevoegdheid heeft als bedoeld in artikel 3.4.2, kan het voorkeursrecht, op voorstel van het Bestuur, worden beperkt of uitgesloten bij besluit van de Algemene Vergadering.

Voor een besluit van de Algemene Vergadering tot het beperken of uitsluiten van voorkeursrechten en voor een besluit tot het aanwijzen van het Bestuur als bedoeld in artikel 3.4.2 is een twee/derde meerderheid van de uitgebrachte stemmen vereist indien minder dan de helft van het geplaatste kapitaal in de Algemene Vergadering is vertegenwoordigd.

3.4.4

Met inachtneming van artikel 2:96a BW, stelt de Algemene Vergadering of het Bestuur bij het nemen van een besluit tot uitgifte van Gewone Aandelen vast op welke wijze en in welk tijdvak deze voorkeursrechten kunnen worden uitgeoefend.

3.4.5	Dit artikel is van overeenkomstige toepassing op het verlenen van rechten tot het nemen van Gewone Aandelen.

3.5	Gemeenschap.

3.5.1

De Personen die op grond van een gemeenschap gezamenlijk gerechtigd zijn tot de Aandelen, mogen alleen worden vertegenwoordigd tegenover de Vennootschap door één (1) Persoon die daartoe door hen gezamenlijk schriftelijk is gemachtigd.

Het Bestuur kan, al dan niet onder bepaalde voorwaarden, ontheffing verlenen ten aanzien van het bepaalde in de eerste zin van dit artikel 3.5.1.

4	EIGEN AANDELEN EN KAPITAALVERMINDERING.

4.1	Verkrijging van Eigen Aandelen. Vervreemding van Aandelen.

4.1.1

Verkrijging door de Vennootschap van eigen Aandelen kan slechts plaatsvinden indien en voor zover de Algemene Vergadering het Bestuur daartoe heeft gemachtigd en met inachtneming van de andere daarvoor geldende wettelijke voorschriften. Deze machtiging kan gelden voor het verkrijgen van aandelen en is geldig voor een bepaalde duur, met inachtneming van de daarvoor geldende wettelijke voorschriften. De Algemene Vergadering bepaalt in de machtiging hoeveel Aandelen mogen worden verkregen door de Vennootschap, hoe zij mogen worden verkregen en tussen welke grenzen de prijs moet liggen. Verkrijging door de Vennootschap van niet volgestorte Aandelen is nietig.

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4.1.2

De machtiging van de Algemene Vergadering als bedoeld in artikel 4.1.1 is niet vereist indien de Vennootschap volgestorte Gewone Aandelen verkrijgt om deze Gewone Aandelen over te dragen aan werknemers in dienst van de Vennootschap of van een Groepsmaatschappij, krachtens een voor hen geldende regeling, op voorwaarde dat deze Gewone Aandelen zijn opgenomen in een prijscourant van een beurs.

4.1.3	Het vervreemden van Aandelen vereist een besluit van het Bestuur. Een dergelijk besluit bevat ook de voorwaarden voor de vervreemding.

4.1.4

Voor de toepassing van artikel 2:98 lid 3 BW geldt als relevante balans de laatst vastgestelde balans, door de Algemene Vergadering, zoals opgenomen in de laatst vastgestelde Jaarrekening of bij separaat besluit vastgesteld op voorstel van het Bestuur, of door het Bestuur.

4.2	Kapitaalvermindering.

4.2.1	De Algemene Vergadering kan besluiten tot vermindering van het geplaatste kapitaal door:

(a)	het intrekken van (i) Aandelen die de Vennootschap in haar eigen kapitaal houdt of (ii) alle uitgegeven Bijzondere Stemrechtaandelen van een bepaalde soort; of

(b)	het verminderen van de nominale waarde van Aandelen bij statutenwijziging.

In dit besluit moeten de Aandelen waarop het besluit betrekking heeft worden aangewezen en moet de uitvoering van het besluit zijn geregeld.

4.2.2

Met inachtneming van het bepaalde in artikel 4.2.3, is voor een besluit tot kapitaalvermindering een gewone meerderheid van de uitgebrachte stemmen in een Algemene Vergadering vereist, met dien verstande dat indien in de Algemene Vergadering minder dan de helft van het geplaatste kapitaal vertegenwoordigd is, een meerderheid van tenminste twee/derde van de uitgebrachte stemmen vereist is.

4.2.3

Voor een besluit tot het intrekken van alle uitgegeven Aandelen van een soort Bijzondere Stemrechtaandelen moet de goedkeuring worden verkregen van de desbetreffende vergadering van houders van Bijzondere Stemrechtaandelen.

4.2.4

Het intrekken van een soort Bijzondere Stemrechtaandelen geschiedt zonder terugbetaling van de nominale waarde van de soort Bijzondere Stemrechtaandelen, waarbij de nominale waarde van de Bijzondere Stemrechtaandelen wordt toegevoegd aan de Bijzondere Kapitaalreserve.

4.2.5

De vermindering van de nominale waarde van elke soort Aandelen, met of zonder terugbetaling, moet naar evenredigheid geschieden ten aanzien van alle betrokken Aandelen. Elke vermindering van de nominale waarde van Bijzondere Stemrechtaandelen vindt plaats zonder terugbetaling.

4.2.6	Artikelen 2:99 en 2:100 BW zijn van toepassing op het verminderen van het geplaatste kapitaal van de Vennootschap.

5	BIJZONDERE STEMRECHTAANDELEN.

5.1	Optierecht SVS Stichting.

5.1.1

De SVS Stichting heeft het recht tot nemen van Bijzondere Stemrechtaandelen A, Bijzondere Stemrechtaandelen B en Bijzondere Stemrechtaandelen C tot ten hoogste het van tijd tot tijd geldende maatschappelijke kapitaal van de Vennootschap.

5.1.2	Op grond van artikel 5.2.3 worden Bijzondere Stemrechtaandelen die worden uitgegeven aan de SVS Stichting volgestort uit de Bijzondere Kapitaalreserve.

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5.1.3	Het Bestuur kan al dan niet bij overeenkomst of anderszins, nader uitvoering geven aan artikel 5.1.1 en de voorwaarden voor een dergelijke uitvoering kunnen door het Bestuur worden gewijzigd.

5.2	Bepalingen met betrekking tot Bijzondere Stemrechtaandelen.

5.2.1

Indien en voor zover de bepalingen met betrekking tot Bijzondere Stemrechtaandelen als bedoeld in dit artikel 5.2 strijdig zijn met andere bepalingen in deze statuten, prevaleert het bepaalde in dit artikel 5.2.

5.2.2

Het Bestuur stelt de SVS Voorwaarden vast die de algemene voorwaarden regelen inzake Bijzondere Stemrechtaandelen. Deze SVS Voorwaarden kunnen op grond van een besluit van het Bestuur worden gewijzigd, met dien verstande, dat elke wijziging die niet enkel technisch van aard is, maar van materiaal belang is voor aandeelhouders die zijn geregistreerd in het Loyaliteitsregister, moet worden goedgekeurd door de Algemene Vergadering, tenzij een dergelijke wijziging is vereist om te zorgen voor naleving van de toepasselijke wet- of regelgeving en/of beursvoorschriften.

5.2.3

De Vennootschap houdt een Bijzondere Kapitaalreserve aan uitsluitend met het doel de uitgifte, omzetting of intrekking van Bijzondere Stemrechtaandelen te kunnen faciliteren. De bedragen voor het aanhouden van de Bijzondere Kapitaalreserve worden uitsluitend gecrediteerd ten laste van de agioreserve van de Vennootschap.

Onverminderd de volgende zin, zal geen uitkering ten laste van de Bijzondere Kapitaalreserve worden gedaan. Het Bestuur is bevoegd te besluiten tot (i) een uitkering uit de Bijzondere Kapitaalreserve ter volstorting van Bijzondere Stemrechtaandelen of (ii) een herallocatie van bedragen ter creditering of debitering van de Bijzondere Kapitaalreserve ten laste van of ten gunste van de agioreserve van de Vennootschap.

5.2.4

Elk Bijzonder Stemrechtaandeel A kan worden geconverteerd in één Bijzonder Stemrechtaandeel B en elk Bijzonder Stemrechtaandeel B kan worden geconverteerd in één Bijzonder Stemrechtaandeel C. Elk Bijzonder Stemrechtaandeel A of Bijzonder Stemrechtaandeel B zal automatisch worden geconverteerd in één Bijzonder Stemrechtaandeel B dan wel één Bijzonder Stemrechtaandeel C na afgifte van een conversieverklaring door de Vennootschap, op de voorwaarden zoals vermeld in de conversieverklaring. De Vennootschap geeft een dergelijke verklaring af indien en wanneer een Aandeelhouder gerechtigd is tot Bijzondere Stemrechtaandelen B of Bijzondere Stemrechtaandelen C, een en ander zoals nader bepaald in de SVS Voorwaarden. Het verschil tussen de nominale waarde na de conversie van een Bijzonder Stemrechtaandeel A in een Bijzonder Stemrechtaandeel B en na de conversie van een Bijzonder Stemrechtaandeel B in een Bijzonder Stemrechtaandeel C zal uitsluitend ten laste worden gebracht van de Bijzondere Kapitaalreserve.

6	LEVERING VAN AANDELEN.

6.1	Levering van Aandelen.

6.1.1

Voor de levering van een Aandeel is een daartoe bestemde akte vereist en, behoudens in het geval de Vennootschap zelf partij is bij die rechtshandeling, schriftelijke erkenning van die levering door de Vennootschap. Met de erkenning als vermeld in dit artikel 6.1.1, staat gelijk de betekening van de leveringsakte, of een notarieel of gewaarmerkt afschrift of uittreksel daarvan, aan de Vennootschap.

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6.1.2

Artikel 6.1.1 is van overeenkomstige toepassing op de vestiging van een beperkt recht op een Aandeel, met dien verstande dat een pandrecht ook kan worden gevestigd zonder erkenning door of betekening aan de Vennootschap, in welk geval artikel 3:239 BW van toepassing is, in welk geval erkenning door of betekening aan de Vennootschap in de plaats komt van de in artikel 3:239 lid 3 BW bedoelde mededeling.

6.1.3

Zo lang als de Aandelen worden verhandeld op een in het buitenland gereglementeerde effectenbeurs, kan het Bestuur bij besluit en met inachtneming van de wettelijke voorschriften bepalen dat de artikelen 6.1.1 en 6.1.2 niet van toepassing zijn op de Aandelen die zijn opgenomen in het deel van het aandeelhoudersregister dat buiten Nederland wordt gehouden door een door het Bestuur benoemde beheerder (registrar) met het oog op de notering op een dergelijke buitenlandse effectenbeurs en dat het goederenrechtelijk regime van deze Aandelen wordt beheerst door de voorschriften van het land van vestiging van een dergelijke buitenlandse effectenbeurs of door de voorschriften van het land waar de overdracht en andere rechtshandelingen onder het goederenrechtelijke regime met betrekking tot de Aandelen kunnen of moeten worden verricht met toestemming van een dergelijke effectenbeurs.

7	AANDEELHOUDERSREGISTER EN BEPERKTE RECHTEN OP AANDELEN.

7.1	Aandeelhoudersregister. Loyaliteitsregister.

7.1.1	Het Bestuur houdt een aandeelhoudersregister en het Bestuur mag een bewaarder aanwijzen om het register ten behoeve van hem te houden. Het register wordt regelmatig bijgewerkt.

7.1.2

Het aandeelhoudersregister vermeldt van elke Aandeelhouder de naam, het adres en de verdere door de wet vereiste of door het Bestuur passend geachte informatie. Houders van Gewone Aandelen die hebben geopteerd om in aanmerking te komen voor het verkrijgen van Bijzondere Stemrechtaandelen overeenkomstig de SVS Voorwaarden, worden opgenomen in het loyaliteitsregister, een afzonderlijk deel van het aandeelhoudersregister met hun naam, adres, de inschrijvingsdatum, het totaal aantal Gewone Aandelen waarvoor zij opteren en, na uitgifte, het totaal door hen gehouden aantal en de soort Bijzondere Stemrechtaandelen.

7.1.3

Het aandeelhoudersregister kan in verschillende delen en op verschillende locaties worden gehouden. Het aandeelhoudersregister kan deels buiten Nederland worden gehouden ter voldoening aan de aldaar geldende wetgeving of ingevolge beursvoorschriften.

7.1.4

Op verzoek van een Aandeelhouder wordt door het Bestuur aan hem kosteloos een schriftelijk bewijs verstrekt van de inhoud van het aandeelhoudersregister met betrekking tot de op zijn naam geregistreerde Aandelen.

7.1.5

De artikelen 7.1.2 en 7.1.4 zijn van overeenkomstige toepassing op houders van een recht van vruchtgebruik of pandrecht op een of meer Aandelen, met uitzondering van de houder van een pandrecht dat is gevestigd zonder erkenning door of betekening aan de Vennootschap.

7.2	Pandrecht.

7.2.1	Op Gewone Aandelen kan een pandrecht worden gevestigd en op Bijzondere Stemrechtaandelen kan geen pandrecht worden gevestigd.

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7.2.2

Indien op een Gewoon Aandeel een pandrecht is gevestigd komt het aan dat Gewone Aandeel verbonden stemrecht toe aan de Aandeelhouder, tenzij het stemrecht bij de vestiging van het pandrecht aan de houder van het pandrecht is toegekend. Pandhouders met stemrecht hebben Vergaderrecht.

7.2.3	Houders van Gewone Aandelen die vanwege een pandrecht geen stemrecht hebben, hebben Vergaderrecht. Pandhouders zonder stemrecht hebben geen Vergaderrecht.

7.3	Vruchtgebruik.

7.3.1	Op Aandelen kan een recht van vruchtgebruik worden gevestigd.

7.3.2

Indien op een Gewoon Aandeel een recht van vruchtgebruik is gevestigd, komt het aan dat Gewone Aandeel verbonden stemrecht toe aan de Aandeelhouder, tenzij het stemrecht bij de vestiging van het recht van vruchtgebruik aan de houder van het recht van vruchtgebruik is toegekend.

7.3.3	Indien op een Bijzonder Stemrechtaandeel een recht van vruchtgebruik is gevestigd kan het stemrecht niet toekomen aan de houder van het recht van vruchtgebruik.

7.3.4	Houders van een recht van vruchtgebruik die geen stemrecht hebben, hebben geen Vergaderrecht.

8	BESTUUR: MONISTISCH BESTUUR.

8.1	Bestuur: samenstelling en taakverdeling.

8.1.1

De Vennootschap wordt bestuurd door het Bestuur. Het Bestuur bestaat uit één (1) of meer Uitvoerende Bestuurders en één (1) of meer Niet-Uitvoerende Bestuurders. Het Bestuur stelt het aantal Uitvoerende Bestuurders en het aantal Niet-Uitvoerende Bestuurders vast, met dien verstande dat de meerderheid van het Bestuur uit Niet-Uitvoerende Bestuurders bestaat.

8.1.2	Het Bestuur wijst:

(a)

één van de Uitvoerende Bestuurders aan als Chief Executive Officer, met dien verstande dat in het geval er slechts één Uitvoerend Bestuurder in functie is, die Uitvoerend Bestuurder tevens de Chief Executive Officer is; en

(b)	één van de Niet-Uitvoerende Bestuurders aan als de Lead Non-Executive Director.

Het Bestuur kan de titel Chairperson aan iedere Bestuurder toekennen, hetzij een Uitvoerende Bestuurder hetzij een Niet-Uitvoerende Bestuurder, inclusief de Chief Executive Officer.

Het bestuur kan de titel vice-chairperson toekennen aan een van de Niet-Uitvoerende Bestuurders. In geval van belet of ontstentenis van de Lead-Non-Executive Director, komen de aan de Lead Non-Executive Director door het Bestuur toebedeelde taken toe aan de vice-chairperson of een andere door het Bestuur aangewezen Niet-Uitvoerende Bestuurder.

Het Bestuur kan aan Bestuurders die (aanvullende) titels verlenen die het Bestuur passend acht en het Bestuur kan de aan de Bestuurders verleende titels te allen tijde intrekken.

8.1.3	De Uitvoerende Bestuurders zijn hoofdzakelijk verantwoordelijk voor de dagelijkse gang van zaken binnen de Vennootschap.

8.1.4	De Niet-Uitvoerende Bestuurders houden onder andere toezicht op (i) het beleid en de taakuitoefening van de Uitvoerende Bestuurders en (ii) op de algemene gang van zaken

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van de Vennootschap en geven advies en richting aan de Uitvoerende Bestuurders. Daarnaast vervullen de Niet-Uitvoerende Bestuurders de taken die bij of krachtens de wet of deze statuten aan hen zijn en worden toebedeeld. De Uitvoerende Bestuurders zullen tijdig aan de Niet-Uitvoerende Bestuurders de informatie verstrekken die nodig is om hun taak uit te oefenen.

8.1.5	De Uitvoerende Bestuurders en Niet-Uitvoerende Bestuurders zijn gezamenlijk verantwoordelijk voor de strategie van de Vennootschap.

8.1.6

Het Bestuur stelt met inachtneming van deze statuten een reglement vast, met regels over zijn interne organisatie, zijn besluitvorming, de plaats en wijze waarop vergaderingen van het Bestuur worden gehouden, de samenstelling, de taak en werkwijze van commissies van het Bestuur en andere aangelegenheden die het Bestuur, de Uitvoerende Bestuurders, de Niet-Uitvoerende Bestuurders en de door het Bestuur ingestelde commissies betreffen.

8.1.7

Het Bestuur kan in of met inachtneming van het Bestuursreglement of anderszins op schriftelijke wijze zijn taken en bevoegdheden onder de Bestuurders en de commissies van het Bestuur verdelen, met dien verstande dat de volgende taken en bevoegdheden niet aan Uitvoerende Bestuurders mogen worden toebedeeld:

(a)	toezicht houden op de uitoefening van de taak van Uitvoerende Bestuurders;

(b)	doen van een voordracht op grond van artikel 8.2.1;

(c)	vaststellen van de bezoldiging van een Uitvoerende Bestuurder; en

(d)	verlenen van een opdracht aan een accountant zoals bedoeld in artikel 10.2.2.

8.1.8	Bestuurders kunnen rechtsgeldige besluiten nemen ten aanzien van zaken die binnen de grenzen vallen van de taken die hun bij of krachtens het Bestuursreglement zijn toebedeeld.

8.2	Bestuur: benoeming, schorsing en ontslag.

8.2.1

Bestuurders worden benoemd door de Algemene Vergadering na een bindende voordracht door het Bestuur, met dien verstande dat één (1) Niet-Uitvoerende Bestuurder, de IIAC Sponsor Vertegenwoordiger, wordt benoemd na een bindende voordracht door de IIAC Sponsor indien de IIAC Sponsor Groep op het moment van de oproeping van de desbetreffende Algemene Vergadering voldoet aan het Minimum Deelnemingsvereiste.

De voordracht van de IIAC Sponsor Vertegenwoordiger vereist de goedkeuring van het Bestuur indien deze IIAC Sponsor Vertegenwoordiger niet eerder Bestuurder is geweest.

8.2.2	Een voordracht met inachtneming van artikel 8.2.1 vermeldt of de Persoon wordt voorgedragen voor benoeming tot Uitvoerende Bestuurder of Niet-Uitvoerende Bestuurder.

8.2.3

Het bindende voordrachtsrecht van de IIAC Sponsor als bedoeld in artikel 8.2.1 vervalt met onmiddellijke ingang indien de IIAC Sponsor Groep niet voldoet aan het Minimum Deelnemingsvereiste en dit voortduurt gedurende een periode van twintig (20) Handelsdagen vanaf de datum waarop een verbonden persoon in de IIAC Sponsor Groep kennis heeft gekregen van dit verzuim, met dien verstande dat de IIAC Sponsor Groep alleen gebruik kan maken van deze herstelperiode van twintig (20) Handelsdagen indien het niet voldoen aan het Minimum Deelnemingsvereiste niet geheel of gedeeltelijk

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veroorzaakt is door een verkoop of overdracht van Gewone Aandelen door een lid van de IIAC Sponsor Groep. Na beëindiging van het bindende voordrachtsrecht overeenkomstig dit artikel 8.2.3 treedt de IIAC Sponsor Vertegenwoordiger of een tijdelijke Bestuurder die de IIAC Sponsor Vertegenwoordiger vervangt, indien van toepassing, op verzoek van het Bestuur met onmiddellijke ingang terug als Bestuurder.

8.2.4

De Algemene Vergadering kan te allen tijde een bindende voordracht voor de benoeming van een Bestuurder doorbreken met een gewone meerderheid van de uitgebrachte stemmen, mits die meerderheid meer dan een/derde van het geplaatste aandelenkapitaal vertegenwoordigt. Indien een meerderheid van de uitgebrachte stemmen zich uitspreekt voor het ontnemen van het bindende karakter aan de voordracht, maar die meerderheid niet meer dan een/derde van het geplaatste kapitaal vertegenwoordigt, kan een nieuwe Algemene Vergadering worden bijeengeroepen waarin het besluit tot het ontnemen van het bindende karakter van de voordracht kan worden genomen met een gewone meerderheid van de uitgebrachte stemmen, onafhankelijk van het geplaatste kapitaal dat door die meerderheid wordt vertegenwoordigd.

Indien het bindende karakter aan de voordracht voor de benoeming van een Bestuurder anders dan voor de IIAC Sponsor Vertegenwoordiger wordt doorbroken, kan het Bestuur een nieuwe bindende voordracht opmaken om in de vacature te voorzien. Indien ook het bindende karakter aan deze voordracht wordt ontnomen, is de Algemene Vergadering vrij in het benoemen van een Bestuurder om in de vacature te voorzien.

Indien het bindend karakter aan de voordracht voor de benoeming van de IIAC Sponsor Vertegenwoordiger wordt ontnomen, kan de IIAC Sponsor een nieuwe bindende voordracht opmaken met inachtneming van artikel 8.2.1 om in de vacature te voorzien.

Een tweede Algemene Vergadering als bedoeld in artikel 2:120 lid 3 BW kan voor de toepassing van dit artikel niet worden bijeengeroepen.

8.2.5

Een Bestuurder wordt benoemd voor een termijn die eindigt onmiddellijk na sluiting van de eerste jaarlijkse Algemene Vergadering gehouden na zijn benoeming. Een Bestuurder kan worden herbenoemd met inachtneming van de vorige zin. Van de termijn voor benoeming als bedoeld in de eerste zin van dit artikel kan door de Algemene Vergadering worden afgeweken op voorstel van het Bestuur.

8.2.6

De Algemene Vergadering kan een Bestuurder te allen tijde schorsen of ontslaan. Een besluit tot schorsing of ontslag van een Bestuurder vereist een twee/derde meerderheid van de uitgebrachte stemmen, die meer dan de helft van het geplaatst aandelenkapitaal vertegenwoordigt, of, als een dergelijk besluit op voorstel van het Bestuur plaatsvindt, een gewone meerderheid van de uitgebrachte stemmen, die meer dan een/derde van het geplaatst kapitaal vertegenwoordigt.

Een tweede Algemene Vergadering zoals bedoeld in artikel 2:120 lid 3 BW kan niet worden bijeengeroepen. Het Bestuur kan een Uitvoerende Bestuurder te allen tijde schorsen.

Zolang de IIAC Sponsor Groep op een dergelijk moment aan het Minimum Deelnemingsvereiste voldoet, kan de IIAC Sponsor het Bestuur te allen tijde schriftelijk verzoek een voorstel te doen tot schorsing of ontslag van de IIAC Sponsor Vertegenwoordiger, en in een dergelijk geval is het Bestuur verplicht dit overeenkomstig te doen.

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8.2.7

Een schorsing kan een (1) of meerdere keren worden verlengd, maar kan in totaal niet langer dan drie (3) maanden duren. Als aan het einde van die periode geen besluit is genomen over het opheffen van de schorsing of over ontslag, zal de schorsing eindigen. De schorsing kan te allen tijde door de Algemene Vergadering worden opgeheven.

8.2.8 (a)

Ingeval van belet of ontstentenis van een Uitvoerende Bestuurder, is de enige Uitvoerende Bestuurder of zijn de overblijvende Uitvoerende Bestuurders tijdelijk belast met het bestuur van de Vennootschap, met dien verstande dat het Bestuur, evenwel, een tijdelijke vervanger kan aanwijzen.

(b)

Ingeval van belet of ontstentenis van alle Uitvoerende Bestuurders of van de enige Uitvoerende Bestuurder, zijn de Niet-Uitvoerende Bestuurders tijdelijk met het bestuur van de Vennootschap belast, met dien verstande dat het Bestuur, evenwel, één of meerdere tijdelijke vervangers kan aanwijzen.

(c)

Ingeval van belet of ontstentenis van een Niet-Uitvoerende Bestuurder, is de enige Niet-Uitvoerende Bestuurder of zijn de overblijvende Niet-Uitvoerende Bestuurders tijdelijk belast met de taken en bevoegdheden van die Niet-Uitvoerende Bestuurder, met dien verstande dat het Bestuur, evenwel, een tijdelijke vervanger kan aanwijzen.

(d)

Ingeval van belet of ontstentenis van alle Niet-Uitvoerende Bestuurders of Bestuurders, kan het Bestuur, evenwel, één of meer tijdelijke vervangers aanwijzen, en indien het Bestuur niet heeft voorzien in een dergelijke tijdelijke vervanger, dan is de Algemene Vergadering bevoegd één of meerdere personen aan te wijzen aan wie tijdelijk de taken en bevoegdheden van de Niet-Uitvoerende Bestuurders of Bestuurders toekomen. In afwezigheid van alle Niet-Uitvoerende Bestuurders of alle Bestuurders, neemt of nemen de door het Bestuur of de Algemene Vergadering aangewezen Persoon of Personen, als bedoeld in de vorige zin, onverwijld de nodige maatregelen om in de vacatures te voorzien.

(e)

Indien voor de toepassing van dit artikel 8.2.8 sprake is van belet of ontstentenis van de IIAC Sponsor Vertegenwoordiger, met dien verstande dat de IIAC Sponsor Vertegenwoordiger op dat moment voldoet aan het Minimum Deelnemingsvereiste, kan de IIAC Sponsor het Bestuur schriftelijk verzoeken de IIAC Sponsor Vertegenwoordiger te vervangen door een tijdelijke vervanger die door de IIAC Sponsor schriftelijk wordt voorgedragen, welke voordracht de goedkeuring behoeft van het Bestuur, zulks ter beoordeling van het Bestuur. De laatste volzin van artikel 8.2.3 is van overeenkomstige toepassing.

(f)

Onverminderd de laatste zin van artikel 8.2.8 onder (e), zal een tijdelijke vervanger benoemd in overeenstemming met dit artikel 8.2.8 in functie blijven tot het vroegste van (i) zijn overlijden, invaliditeit, aflopen van zijn termijn, terugtreden, diskwalificatie of ontslag uit het Bestuur, (ii) het einde van de eerstvolgende jaarlijkse Algemene Vergadering of een Algemene Vergadering die eerder wordt bijeengeroepen om in de vacature te voorzien en (iii) het tijdstip waarop in de vacature, of de ontstentenis van de Bestuurder, met betrekking waartoe hij was benoemd, wordt voorzien.

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8.2.9	Er is in ieder geval sprake van belet van een Bestuurder zoals bedoeld in artikel 8.2.8:

(a)	tijdens de schorsing van de Bestuurder;

(b)

tijdens een periode waarin de Vennootschap geen contact met de Bestuurder kan leggen (daaronder begrepen als gevolg van ziekte), met dien verstande dat een dergelijke periode langer duurt dan vijf (5) opeenvolgende dagen (of een dergelijke andere periode bepaald door het Bestuur).

8.3	Bestuur: besluitvorming.

8.3.1

Het Bestuur besluit bij een gewone meerderheid van uitgebrachte stemmen in een vergadering waar een meerderheid van de stemgerechtigde Bestuurders aanwezig is of wordt vertegenwoordigd, tenzij het Bestuursreglement anders bepaalt.

Iedere Bestuurder heeft recht op het uitbrengen van een (1) stem in de besluitvorming door het Bestuur. Blanco stemmen, onthoudingen en ongeldige stemmen gelden als niet uitgebracht.

Bij staking van stemmen wordt het voorstel afgewezen, tenzij het Bestuursreglement anders bepaalt.

8.3.2

Een schriftelijke bevestiging van een of meer door het Bestuur genomen besluiten ondertekend door de Chairperson of door de voorzitter en de secretaris van de desbetreffende vergadering geldt als bewijs van die besluiten.

8.3.3	Een Bestuurder kan bij een vergadering van het Bestuur alleen worden vertegenwoordigd door een schriftelijk, of op reproduceerbare wijze langs elektronische weg, gevolmachtigde Bestuurder.

8.3.4

Een Bestuurder neemt niet deel aan de beraadslaging en besluitvorming als die Bestuurder daarbij een direct of indirect persoonlijk belang heeft dat tegenstrijdig is met het belang van de Vennootschap en de met haar verbonden onderneming.

8.3.5

Ingeval het Bestuur geen besluit kan nemen omdat alle Bestuurders niet deel kunnen nemen aan de beraadslaging en besluitvorming doordat er sprake is van een tegenstrijdig belang kan het besluit desalniettemin worden genomen door het Bestuur en blijft artikel 8.3.4 buiten toepassing.

8.3.6

De goedkeuring van de Algemene Vergadering is vereist voor besluiten van het Bestuur omtrent een belangrijke verandering van de identiteit of het karakter van de Vennootschap of haar onderneming, waaronder in ieder geval:

(a)	overdracht van de onderneming of vrijwel de gehele onderneming aan een derde;

(b)

het aangaan of verbreken van duurzame samenwerking van de Vennootschap of een Dochtermaatschappij met een andere rechtspersoon of vennootschap dan wel als volledig aansprakelijke vennoot in een personenvennootschap, indien deze samenwerking of verbreking van ingrijpende betekenis is voor de Vennootschap; en

(c)

het nemen of afstoten van een deelneming in het kapitaal van een vennootschap ter waarde van ten minste een derde van het bedrag van de activa van de Vennootschap volgens de geconsolideerde balans met toelichting volgens de laatst vastgestelde Jaarrekening, door haar of een Dochtermaatschappij.

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8.3.7

Zolang de IIAC Sponsor Groep aan het Minimum Deelnemingsvereiste voldoet, is de positieve stem van de IIAC Sponsor Vertegenwoordiger vereist voor besluiten van het Bestuur omtrent de volgende aangelegenheden:

(a)

het doen van een voorstel aan de Algemene Vergadering inzake een wijziging van de statuten die specifiek afbreuk doet aan de rechten van de IIAC Sponsor, waaronder, zonder daartoe beperkt te zijn, de artikelen 8.2.1, 8.2.3, 8.2.4, 8.2.6, 8.2.8(e) en 8.3.7 van deze statuten;

(b)

de beëindiging of materiële wijziging van de hoofdactiviteiten van de Vennootschap, met inbegrip van een materiële wijziging van het doel of een wijziging van de op de Vennootschap toepasselijke jurisdictie;

(c)

de uitbreiding van het Bestuur tot meer dan vijftien (15) Bestuurders zonder dat aan de IIAC Sponsor het recht wordt verleend om een extra Bestuurder voor te dragen om zijn evenredige vertegenwoordiging te handhaven;

(d)	de ontbinding of beëindiging van een vaste commissie van het Bestuur;

(e)	de de-registratie van de Vennootschap of de beëindiging van de notering van de Gewone Aandelen aan de New York Stock Exchange; en

(f)

het doen van een voorstel aan de Algemene Vergadering voor de benoeming of het ontslag van de onafhankelijke accountants van de Vennootschap in het geval dat de vervanging van de onafhankelijke accountant niet afkomstig is van Deloitte, Ernst & Young, KPMG of PricewaterhouseCoopers.

Artikel 8.2.3 is van overeenkomstige toepassing op de beëindiging van het in dit artikel 8.3.7 bedoelde recht van de IIAC Sponsor.

8.3.8	Uitvoerende Bestuurders zullen niet deelnemen aan beraadslaging en besluitvorming met betrekking tot:

(a)	het doen van een voordracht op grond van artikel 8.2.1;

(b)	het vaststellen van de bezoldiging van een Uitvoerende Bestuurder; en

(c)	het verlenen van een opdracht aan een accountant zoals bedoeld in artikel 10.2.2.

8.3.9	Vergaderingen van het Bestuur kunnen worden gehouden door middel van telefoon, videoconferentie of andere elektronische communicatiemiddelen.

8.3.10

Het Bestuur kan ook buiten vergadering besluiten nemen, mits dit schriftelijk of op reproduceerbare wijze langs elektronische weg geschiedt en alle stemgerechtigde Bestuurders met deze wijze van besluitvorming hebben ingestemd.

Artikelen 8.3.4, 8.3.5, 8.3.6 en 8.3.8 zijn van overeenkomstige toepassing op besluiten van het Bestuur buiten vergadering.

8.4	Bestuur: bezoldiging.

8.4.1

De Vennootschap heeft een beleid met betrekking tot de bezoldiging van de Uitvoerende Bestuurders en Niet-Uitvoerende Bestuurders. Het gecombineerde beleid of een separaat beleid voor elk van de Uitvoerende Bestuurders en Niet-Uitvoerende Bestuurders wordt door de Algemene Vergadering vastgesteld op voorstel van het Bestuur. Een besluit tot vaststelling van een bezoldigingsbeleid vereist een gewone meerderheid van de uitgebrachte stemmen.

8.4.2

De bezoldiging van de Uitvoerende Bestuurders wordt door het Bestuur vastgesteld met inachtneming van het door de Algemene Vergadering vastgestelde bezoldigingsbeleid. De bezoldiging van de Niet-Uitvoerende Bestuurders wordt vastgesteld door de Niet-

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Uitvoerende Bestuurders, die voor het doel van dit artikel 8.4.2 als een orgaan van de Vennootschap worden beschouwd, met inachtneming van het door de Algemene Vergadering vastgestelde bezoldigingsbeleid.

8.4.3

Een voorstel ten aanzien van regelingen van bezoldigingen van Bestuurders in de vorm van Aandelen of rechten tot het nemen van Aandelen wordt door het Bestuur ter goedkeuring aan de Algemene Vergadering voorgelegd. Dit voorstel bepaalt ten minste het maximum aantal Aandelen of rechten tot het nemen van Aandelen dat aan Bestuurders kan worden toegekend en welke criteria gelden voor toekenning of wijziging.

8.5	Vertegenwoordiging.

8.5.1	Het Bestuur en iedere Uitvoerend Bestuurder is bevoegd de Vennootschap te vertegenwoordigen.

8.5.2	Het Bestuur kan aan één of meer Personen, al dan niet in dienst van de Vennootschap, procuratie of op andere wijze doorlopende vertegenwoordigingsbevoegdheid toekennen.

8.6	Vrijwaring.

8.6.1

De Vennootschap vrijwaart iedere Bestuurder, functionaris, voormalig Bestuurder, voormalig functionaris en iedere Persoon die op verzoek van de Vennootschap als bestuurder of functionaris van een Dochtermaatschappij heeft gefunctioneerd, die partij waren, zijn geworden of dreigen te worden in een Procedure, tegen alle aansprakelijkheden, schade en gedocumenteerde uitgaven (met inbegrip van honoraria van advocaten), geldelijke gevolgen van vonnissen, geldboetes, straffen (inclusief accijnzen en soortgelijke belastingen en bestraffende schadevergoeding) en in het geval van schikkingen in het kader van een dergelijke Procedure door één van deze Personen betaalde bedragen. Een dergelijke vrijwaring wordt niet geacht de rechten waarop de gevrijwaarden uit andere hoofde aanspraak hebben, uit te sluiten.

8.6.2

De Vennootschap vergoedt kosten en vermogensschade direct na ontvangst van een factuur of ander document waaruit de kosten of de vermogensschade van de gevrijwaarde Persoon blijken, op voorwaarde dat de gevrijwaarde Persoon schriftelijk heeft toegezegd dat hij deze kosten en vergoedingen zal terugbetalen als een terugbetalingsverplichting als bedoeld in dit artikel 8.6 zich voordoet.

8.6.3

Onverminderd het bepaalde in artikel 8.6.1 wordt een Persoon niet gevrijwaard (i) ten aanzien van een vordering, geschil of kwestie ten aanzien waarvan in rechte wordt vastgesteld door een bevoegde rechter of, in geval van arbitrage, door een arbiter, in een definitieve en niet voor hoger beroep vatbare beslissing, dat de betreffende Persoon zich schuldig heeft gemaakt aan grove nalatigheid of bewuste roekeloosheid bij de uitoefening van zijn taken voor de Vennootschap of (ii) voor zover de kosten of de vermogensschade van de gevrijwaarde Persoon worden betaald door een andere partij of worden gedekt door een verzekeringspolis en de verzekeraar deze kosten of vermogensschade heeft uitbetaald.

8.6.4

Het in dit artikel 8.6 verleende recht op vrijwaring omvat een recht tot betaling of vergoeding door de Vennootschap van redelijk gemaakte en gedocumenteerde kosten door een Persoon die gerechtigd is tot vrijwaring onder dit artikel 8.6, indien deze Persoon verdachte of gedaagde was of dreigt te worden in een Procedure, vooruitlopend op de onherroepelijke uitspraak in de Procedure en zonder oordeel omtrent de

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uiteindelijke gerechtigdheid tot vrijwaring, met dien verstande dat deze Persoon zich er toe dient te verbinden alle vooruitbetaalde bedragen terug te betalen die zijn gevorderd, indien uiteindelijk vastgesteld wordt dat deze Persoon niet gerechtigd is tot vrijwaring onder dit artikel 8.6.

8.6.5	De Vennootschap kan ten behoeve van de gevrijwaarde Personen een aansprakelijkheidsverzekering afsluiten.

8.6.6	Het Bestuur kan nadere uitvoering geven aan dit artikel 8.6 in een of meer overeenkomsten of op andere wijze.

8.6.7

Dit artikel 8.6 kan zonder de toestemming van de gevrijwaarde Personen worden gewijzigd, maar geen wijziging of intrekking van dit artikel 8.6 zal tot gevolg hebben dat rechten worden beperkt of ontzegd met betrekking tot acties die zijn ondernomen of Procedures die zijn ontstaan voorafgaand aan een dergelijke wijziging, aanpassing of intrekking.

9	ALGEMENE VERGADERINGEN.

9.1	Jaarlijkse Algemene Vergaderingen.

9.1.1	Algemene Vergaderingen kunnen worden gehouden in Amsterdam, Haarlemmermeer (luchthaven Schiphol), Den Haag en Rotterdam.

9.1.2	De Jaarlijkse Algemene Vergadering zal elk jaar, niet later dan zes (6) maanden na het einde van het boekjaar van de Vennootschap gehouden worden.

9.1.3

Het Bestuur verschaft de Algemene Vergadering alle verlangde inlichtingen, tenzij een zwaarwichtig belang van de Vennootschap zich daartegen verzet. Als door het Bestuur een beroep wordt gedaan op een zwaarwichtig belang, wordt dit beroep gemotiveerd toegelicht.

9.2	Algemene Vergaderingen: bijeenroeping.

9.2.1	Algemene Vergaderingen worden bijeengeroepen door het Bestuur.

9.2.2

Een (1) of meer houders van Aandelen en/of Vergadergerechtigden die alleen of gezamenlijk ten minste het percentage van het geplaatste kapitaal vertegenwoordigen als wettelijk vereist, kunnen schriftelijk, onder nauwkeurige opgave van de onderwerpen, het Bestuur verzoeken een Algemene Vergadering bijeen te roepen. Indien het Bestuur niet de nodige maatregelen heeft getroffen zodat de Algemene Vergadering binnen de wettelijke termijn na het verzoek gehouden kan worden, kunnen de verzoekende Vergadergerechtigden op hun verzoek door de voorzieningenrechter van de rechtbank worden gemachtigd tot bijeenroeping van een Algemene Vergadering.

9.3	Algemene Vergaderingen: oproep en agenda.

9.3.1

De oproeping tot een Algemene Vergadering wordt gedaan door het Bestuur met inachtneming van een oproepingstermijn van ten minste een zodanig aantal dagen als de wet vereist en in overeenstemming met de wet.

9.3.2

Het Bestuur kan besluiten dat oproeping van een Vergadergerechtigde na diens instemming met elektronische oproeping, wordt vervangen door een per e-mail toegezonden leesbaar en reproduceerbaar bericht aan het adres dat door de betreffende Vergadergerechtigde voor dat doel aan de Vennootschap bekend is gemaakt.

9.3.3	De oproeping geschiedt in overeenstemming met de wet en middels een openbare aankondiging langs elektronische weg die direct en continu toegankelijk is tot de Algemene Vergadering.

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9.3.4

Een onderwerp waarvan de behandeling schriftelijk is verzocht door een (1) of meer Aandeelhouders en/of Vergadergerechtigden die alleen of gezamenlijk ten minste het percentage van het geplaatste kapitaal vertegenwoordigen als wettelijk vereist, wordt opgenomen in de oproeping of op dezelfde wijze aangekondigd indien de Vennootschap het met redenen omklede verzoek niet later dan op de dag die de wet voorschrijft, heeft ontvangen.

9.3.5

Verzoeken zoals bedoeld in artikel 9.2.2 en artikel 9.3.4 kunnen langs elektronische weg worden ingediend. Het Bestuur kan voorwaarden verbinden aan verzoeken zoals bedoeld in de vorige zin, welke vereisten op de website van de Vennootschap zullen worden geplaatst.

9.4	Algemene Vergaderingen: bijwonen van vergaderingen.

9.4.1

Het Bestuur kan bepalen dat als Vergadergerechtigden en Stemgerechtigden gelden, die Vergadergerechtigden en die Stemgerechtigden die op de Registratiedatum die rechten hebben en als zodanig zijn ingeschreven in een door het Bestuur aangewezen register, ongeacht wie ten tijde van de Algemene Vergadering de rechthebbenden op de Aandelen zijn.

9.4.2

Als een Persoon het Vergaderrecht en het stemrecht in een Algemene Vergadering wil uitoefenen, dan moet die Persoon de Vennootschap uiterlijk op de in de oproeping tot de Algemene Vergadering genoemde dag en wijze schriftelijk in kennis stellen van zijn voornemen daartoe.

9.4.3

Het Bestuur kan besluiten dat Stemgerechtigden, binnen een door het Bestuur voorafgaand aan de Algemene Vergadering gestelde periode, welke periode niet eerder kan aanvangen dan op de Registratiedatum, elektronisch of per brief kunnen stemmen op een door het Bestuur te bepalen wijze. Stemmen uitgebracht in overeenstemming met de vorige zin worden gelijkgesteld met stemmen uitgebracht in de vergadering.

9.4.4

Het Bestuur kan besluiten dat iedere Vergadergerechtigde bevoegd is om, in persoon of bij schriftelijke gevolmachtigde, door middel van een elektronisch communicatiemiddel aan de Algemene Vergadering deel te nemen, daarin het woord te voeren en, indien de Vergadergerechtigde stemrecht heeft, het stemrecht uit te oefenen, op voorwaarde dat de Vergadergerechtigde via het elektronische communicatiemiddel kan worden geïdentificeerd en rechtstreeks kan kennisnemen van de verhandelingen ter de betreffende vergadering en, indien de Vergadergerechtigde stemrecht heeft, het stemrecht kan uitoefenen. Het Bestuur kan voorwaarden verbinden aan het gebruik van het elektronisch communicatiemiddel, mits deze voorwaarden redelijk en noodzakelijk zijn voor de identificatie van de Vergadergerechtigde en de betrouwbaarheid en veiligheid van de communicatie. De voorwaarden worden bij de oproeping tot de Algemene Vergadering bekend gemaakt en op de website van de Vennootschap geplaatst.

9.4.5	Bestuurders zijn bevoegd de Algemene Vergadering in persoon of door middel van een elektronisch communicatiemiddel bij te wonen, en hebben in de Algemene Vergadering een raadgevende stem.

9.4.6

De voorzitter van de Algemene Vergadering beslist over alle kwesties die verband houden met de toelating tot de Algemene Vergadering. De voorzitter van de Algemene Vergadering kan derden toelaten tot de Algemene Vergadering.

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9.4.7

De Vennootschap kan bepalen dat enig Persoon, alvorens hij wordt toegelaten tot de Algemene Vergadering, zichzelf moet identificeren doormiddel van een geldig paspoort of doormiddel van een andere wijze van identificatie en/of veiligheidsmaatregelen moet ondergaan die de Vennootschap passend acht onder de gegeven omstandigheden.

9.4.8	De Algemene Vergadering kan gevoerd worden in een taal anders dan de Nederlandse taal, indien bepaald door de voorzitter van de Algemene Vergadering.

9.5	Algemene Vergaderingen: vergaderorde, notulen.

9.5.1

De Algemene Vergadering wordt voorgezeten door de Chairperson of, in zijn afwezigheid, door de Lead Non-Executive Director. Bij afwezigheid van zowel de Chairperson als de Lead Non-Executive Director wordt de Algemene Vergadering voorgezeten door een andere Bestuurder dan wel door een andere daartoe door het Bestuur aangewezen Persoon. De voorzitter van de Algemene Vergadering wijst de secretaris van de Algemene Vergadering aan.

9.5.2

De voorzitter van de Algemene Vergadering stelt de vergaderorde vast met inachtneming van de agenda en is bevoegd de spreektijd te beperken of andere maatregelen te nemen om een ordelijk verloop van de vergadering te waarborgen. De voorzitter van de Algemene Vergadering mag de Algemene Vergadering voorzitten door middel van een elektronisch communicatiemiddel.

9.5.3	Alle kwesties die verband houden met de gang van zaken in of ter zake van de vergadering, worden beslist door de voorzitter van de Algemene Vergadering.

9.5.4

Tenzij van de Algemene Vergadering een notarieel proces-verbaal wordt opgemaakt, worden de notulen van de Algemene Vergadering opgemaakt door de secretaris van de Algemene Vergadering. De notulen worden vastgesteld door de voorzitter van de vergadering en de secretaris van de Algemene Vergadering en ten blijke daarvan door hen ondertekend.

9.5.5

Een door de voorzitter van de Algemene Vergadering ondertekende schriftelijke bevestiging dat de Algemene Vergadering een besluit heeft genomen, geldt als bewijs van een dergelijk besluit tegenover derden.

9.6	Algemene Vergaderingen: besluitvorming.

9.6.1	Voor zover de wet of deze statuten geen grotere meerderheid voorschrijven, besluit de Algemene Vergadering bij gewone meerderheid van stemmen.

9.6.2

Ieder Gewoon Aandeel geeft recht op het uitbrengen van een (1) stem tijdens de Algemene Vergadering. Ieder Bijzonder Stemrechtaandeel A geeft recht op het uitbrengen van een (1) stem tijdens de Algemene Vergadering. Ieder Bijzonder Stemrechtaandeel B geeft recht op het uitbrengen van vier (4) stemmen tijdens de Algemene Vergadering. Ieder Bijzonder Stemrechtaandeel C geeft recht op het uitbrengen van negen (9) stemmen tijdens de Algemene Vergadering.

Blanco stemmen, onthoudingen en ongeldige stemmen worden als niet uitgebracht aangemerkt.

9.6.3	Voor een Aandeel dat toebehoort aan de Vennootschap of aan een Dochtermaatschappij of voor een Aandeel waarvan een van hen het certificaat houdt, kan in de Algemene

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Vergadering geen stem worden uitgebracht. Houders van een recht van vruchtgebruik of een pandrecht op Aandelen die aan de Vennootschap of aan een Dochtermaatschappij toebehoren zijn niet van het stemrecht uitgesloten indien het vruchtgebruik of het pandrecht was gevestigd voordat het Aandeel aan de Vennootschap of een Dochtermaatschappij daarvan toebehoorde. De Vennootschap of een Dochtermaatschappij daarvan kan geen stem uitbrengen op een Aandeel waarop zij een recht van vruchtgebruik of een pandrecht heeft. Bij de vaststelling in hoeverre aandeelhouders stemgerechtigd, gerechtigd zijn aanwezig of vertegenwoordig te zijn, of in hoeverre het aandelenkapitaal aanwezig of vertegenwoordigd is, wordt geen rekening gehouden met aandelen ten aanzien waarvan op grond van de wet of deze statuten geen stem kan worden uitgebracht.

9.6.4	De voorzitter van de Algemene Vergadering bepaalt de wijze van stemming.

9.6.5	Het oordeel van de voorzitter van de Algemene Vergadering omtrent de uitslag van een stemming in de Algemene Vergadering is beslissend.

9.6.6	Als de stemmen staken, is het voorstel verworpen.

9.6.7	Over alle geschillen betreffende de stemmingen waarin bij de wet of de statuten niet is voorzien, beslist de voorzitter van de Algemene Vergadering.

9.7	Vergaderingen van houders van Aandelen van een bepaalde soort.

9.7.1

De oproeping tot een vergadering van houders van Aandelen van een bepaalde soort wordt gedaan door het Bestuur. De bepalingen van dit artikel 9 zijn van overeenkomstige toepassing op de vergadering van houders van Aandelen van een bepaalde soort, behoudens voor zover in dit artikel 9.7 anders is bepaald.

9.7.2	Alle besluiten van een vergadering van houders van Aandelen van een bepaalde soort worden genomen met gewone meerderheid van stemmen.

9.7.3

Ten aanzien van een vergadering van houders van Aandelen van een bepaalde soort, die niet zijn genoteerd aan een gereglementeerde markt, wordt de oproeping niet later verzonden dan op de zesde dag voor de dag van de vergadering en geldt geen registratiedatum. Indien in een dergelijke vergadering alle uitstaande Aandelen van de betreffende soort zijn vertegenwoordigd, kunnen geldige besluiten worden genomen indien het bepaalde in artikel 9.7.1 niet in acht is genomen, mits deze besluiten worden genomen met algemene stemmen.

10	BOEKJAAR, JAARSTUKKEN EN ACCOUNTANT.

10.1	Boekjaar. Jaarstukken.

10.1.1	Het boekjaar van de Vennootschap is gelijk aan het kalenderjaar.

10.1.2

Jaarlijks, binnen de daartoe door de wet gestelde termijn, maakt het Bestuur een Jaarrekening op. De Jaarrekening wordt voorzien van de verklaring van de accountant bedoeld in 10.2.1, van het Bestuursverslag en van de overige gegevens, voor zover die aan de stukken moeten worden gevoegd.

10.1.3	De Jaarrekening wordt ondertekend door alle Bestuurders. Ontbreekt de ondertekening van een (1) of meer van hen, dan wordt daarvan onder opgave van de reden melding gemaakt.

10.1.4	De Vennootschap zorgt dat de opgemaakte Jaarrekening, het Bestuursverslag en de in artikel 10.1.2 bedoelde overige gegevens vanaf de dag van de oproeping tot de

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Algemene Vergadering bestemd tot hun behandeling, op het adres van de Vennootschap aanwezig zijn. De Vergadergerechtigden kunnen die stukken daar inzien en daarvan kosteloos een afschrift verkrijgen.

10.1.5	De Algemene Vergadering stelt de Jaarrekening vast.

10.1.6	In de Algemene Vergadering waarin de vaststelling van de Jaarrekening wordt besproken, kan een voorstel tot het verlenen van kwijting aan Bestuurders als separaat punt op de agenda worden besproken.

10.2	Accountant.

10.2.1

De Algemene Vergadering geeft aan een registeraccountant opdracht om de Jaarrekening te onderzoeken overeenkomstig artikel 2:393 lid 3 BW. De opdracht kan worden verleend aan een organisatie waarin registeraccountants samenwerken. Het Bestuur doet daartoe een voordracht.

10.2.2	Indien de Algemene Vergadering niet overgaat tot het verlenen van een dergelijke opdracht, dan is het Bestuur daartoe bevoegd.

10.2.3

De aan de accountant verleende opdracht kan worden ingetrokken door de Algemene Vergadering en het vennootschapsorgaan dat de opdracht heeft verleend. De opdracht kan alleen worden ingetrokken om gegronde redenen en met inachtneming van artikel 2:393 lid 2 BW.

10.2.4	De accountant brengt over zijn onderzoek verslag uit aan het Bestuur en geeft de uitslag van zijn onderzoek weer in een verklaring omtrent de getrouwheid van de Jaarrekening.

10.2.5	Het Bestuur kan aan de hiervoor bedoelde accountant of aan een andere accountant op kosten van de Vennootschap opdrachten (anders dan hiervoor bedoeld) verstrekken.

11	WINST, VERLIES, EN UITKERINGEN.

11.1	Winst en verlies. Uitkering op Aandelen.

11.1.1	Uitkering van dividend op grond van dit artikel 11.1 geschiedt na de vaststelling van de Jaarrekening waaruit blijkt dat zij is geoorloofd.

11.1.2

De Vennootschap kan slechts uitkeringen doen op Aandelen voor zover haar eigen vermogen groter is dan het bedrag van het gestorte en opgevraagde deel van het kapitaal, vermeerderd met de reserves die op grond van de wet of de statuten moeten worden aangehouden.

11.1.3

De Vennootschap houdt een separate dividendreserve aan voor elke soort Bijzondere Stemrechtaandelen. De Bijzondere Stemrechtaandelen geven geen aanspraak op enige andere reserve van de Vennootschap. Uitkeringen ten laste van de dividendreserve voor een soort Bijzondere Stemrechtaandelen worden uitsluitend gedaan aan de houders van de desbetreffende soort Bijzondere Stemrechtaandelen naar verhouding van de gezamenlijke nominale waarde van de Bijzondere Stemrechtaandelen door ieder van hen gehouden. Een uitkering ten laste van de dividendreserve voor Bijzondere Stemrechtaandelen of het gedeeltelijk dan wel geheel laten vrijvallen van een dergelijke reserve vereist een voorafgaand voorstel van het Bestuur gevolgd door een besluit van de vergadering van houders van de desbetreffende soort Bijzondere Stemrechtaandelen.

11.1.4	Het Bestuur kan bepalen dat elk bedrag van de winst aan de reserves zal worden toegevoegd.

11.1.5	Van hetgeen daarna van de winst resteert, wordt allereerst een bedrag gelijk aan een

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procent (1%) van de gezamenlijke nominale waarde van elke soort Bijzondere Stemrechtaandelen bestemd tot toevoeging aan de dividendreserve voor de desbetreffende soort Bijzondere Stemrechtaandelen.

11.1.6	De winst die na toepassing van artikel 11.1.5 resteert, staat ter beschikking van de Algemene Vergadering.

11.1.7	De Algemene Vergadering kan alleen besluiten tot uitkering van dividend in natura of in de vorm van Gewone Aandelen op voorstel van het Bestuur.

11.1.8

Met inachtneming van de overige bepalingen van dit artikel 11.1, kan de Algemene Vergadering, op voorstel van het Bestuur, besluiten tot uitkering op Gewone Aandelen ten laste van een (1) of meerdere reserves, voor zover het de Vennootschap op grond van de wet of de statuten niet is verboden deze uitkering te doen.

11.1.9

Bij het berekenen van het bedrag dat op ieder Aandeel wordt uitgekeerd, tellen de Aandelen die de Vennootschap in haar kapitaal houdt niet mee. Er worden geen dividenden uitgekeerd op Gewone Aandelen die door de Vennootschap worden gehouden, tenzij de desbetreffende Gewone Aandelen zijn bezwaard met een recht van vruchtgebruik of pandrecht.

11.2	Tussentijdse uitkeringen.

11.2.1

Het Bestuur, of de Algemene Vergadering op voorstel van het bestuur, kan besluiten tot tussentijdse uitkeringen op Gewone Aandelen, indien uit een tussentijdse vermogensopstelling blijkt dat aan het vereiste van artikel 11.1.2 is voldaan. Tussentijdse uitkeringen kunnen worden voldaan in geld, in natura of in de vorm van Gewone Aandelen, en worden gedaan ten laste van een of meer reserves ten aanzien waarvan het de Vennootschap niet op grond van de wet of statuten niet is verboden deze uitkering te doen.

11.2.2

De tussentijdse vermogensopstelling zoals bedoeld in artikel 11.2.1 heeft betrekking op de stand van het vermogen op ten vroegste de eerste dag van de derde maand voorafgaand aan de maand waarin het besluit tot uitkering bekend wordt gemaakt. Deze tussentijdse vermogensopstelling wordt opgemaakt met inachtneming van in het maatschappelijk verkeer als aanvaardbaar beschouwde waarderingsmethoden. In de vermogensopstelling dienen de krachtens de wet en de statuten te reserveren bedragen te worden opgenomen. De tussentijdse vermogensopstelling moet worden ondertekend door de Bestuurders. Ontbreekt de handtekening van een (1) of meer van hen, dan wordt daarvan onder opgave van reden melding gemaakt.

11.3	Aankondigingen en betalingen.

11.3.1

Enig voorstel tot uitkering op Gewone Aandelen moet onmiddellijk door het Bestuur worden gepubliceerd overeenkomstig de voorschriften van de effectenbeurs waar de Gewone Aandelen op verzoek van de Vennootschap officieel tot de handel zijn toegelaten. In de aankondiging wordt de datum en de manier waarop de uitkering betaalbaar wordt gesteld vermeld of - in geval van een voorstel tot uitkering - naar verwachting betaalbaar zal worden gesteld.

11.3.2	Uitkeringen worden op een door het Bestuur bepaalde dag betaalbaar gesteld.

11.3.3

De Personen die gerechtigd zijn tot uitkering, zijn de desbetreffende Aandeelhouders, houders van vruchtgebruik op Gewone Aandelen en houders van een pandrecht op Gewone Aandelen, op een datum bepaald door het Bestuur voor dat doel. Deze datum zal niet eerder dan de datum zijn waarop de uitkering was aangekondigd.

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11.3.4	Uitkeringen waarover vijf (5) Jaren en een (1) dag nadat zij opeisbaar zijn geworden niet is beschikt, vervallen aan de Vennootschap en worden aan de reserves toegevoegd.

11.3.5	Het Bestuur kan bepalen dat uitkeringen op Aandelen in euro’s dan wel in een andere valuta betaalbaar worden gesteld.

12	STATUTENWIJZIGING, ONTBINDING EN VEREFFENING.

12.1	Statutenwijziging. Ontbinding.

12.1.1	Onverminderd artikel 8.3.7(a) kan een besluit tot statutenwijziging of ontbinding van de Vennootschap slechts genomen worden door de Algemene Vergadering op voorstel van het Bestuur.

12.1.2

Wanneer aan de Algemene Vergadering een voorstel tot wijziging van de statuten wordt gedaan, moet dit bij de oproeping tot de vergadering worden vermeld, en moet een afschrift van het voorstel waarin de voorgestelde wijziging woordelijk is opgenomen, vanaf de dag van de oproeping tot de Algemene Vergadering bestemd tot behandeling van de statutenwijziging, voor iedere Aandeelhouder en andere Vergadergerechtigde ter inzage worden neergelegd ten kantore van de Vennootschap.

12.2	Vereffening.

12.2.1	Als de Vennootschap wordt ontbonden geschiedt de vereffening door het Bestuur, tenzij de Algemene Vergadering anders besluit op voorstel van het Bestuur.

12.2.2	De bepalingen van deze statuten blijven tijdens de vereffening voor zover mogelijk van kracht.

12.2.3	Hetgeen na de voldoening van de schulden van het vermogen van de Vennootschap overblijft, wordt overeenkomstig het bepaalde in artikel 2:23b BW als volgt verdeeld:

(a)

ten eerste komt het saldo van de dividendreserve voor elke soort Bijzondere Stemrechtaandelen ten gunste aan de houders van de desbetreffende soort Bijzondere Stemrechtaandelen naar verhouding van de gezamenlijke nominale waarde van hun soort Bijzondere Stemrechtaandelen; en

(b)

ten tweede komt het saldo, dat overblijft na voldoening van de betalingen vermeld onder (a),ten gunste aan de houders van Gewone Aandelen naar verhouding van de gezamenlijke nominale waarde van de Gewone Aandelen door ieder van hen gehouden.

13	OVERGANGSBEPALINGEN.

13.1	Scenario I. Maatschappelijk Kapitaal.

Artikel 3.1.1 zal als zodanig van kracht zijn totdat het Bestuur een verklaring als bedoeld in artikelen 13.2 of 13.3 bij het handelsregister heeft gedeponeerd. Indien het Bestuur een verklaring als bedoeld in de artikelen 13.2 of 13.3 heeft afgegeven, maar het originele artikel 3.1.1 als zodanig weer van kracht wenst te laten worden, dan deponeert het Bestuur daartoe een verklaring bij het handelsregister, als gevolg waarvan het originele artikel 3.1.1. weer van kracht zal zijn, dit alles onder de voorwaarde dat het geplaatste kapitaal van de Vennootschap per het moment van het deponeren van voornoemde verklaring ten minste gelijk is aan drie miljoen zevenhonderdveertigduizend euro (EUR 3.740.000,—) en het in artikel 3.1.1 genoemde bedrag van het maatschappelijk kapitaal van de Vennootschap niet overschrijdt.

13.2	Scenario II. Maatschappelijk Kapitaal.

In afwijking van het bepaalde in artikel 3.1.1, indien het geplaatste kapitaal van de Vennootschap ten minste gelijk is aan, of per het moment van de deponering van de in dit artikel 13.2 bedoelde verklaring ten minste gelijk zal zijn aan zes miljoen achthonderdduizend euro (EUR 6.800.000,—), en niet meer bedraagt dan, of per het moment van de deponering van de in dit artikel 13.2 bedoelde verklaring ten hoogste gelijk zal zijn aan, vierendertig miljoen euro (EUR 34.000.000,—), kan het Bestuur daartoe een verklaring deponeren bij het Nederlandse handelsregister, als gevolg waarvan artikel 3.1.1 komt te luiden als volgt:

3.1.1	Het maatschappelijk kapitaal van de Vennootschap bedraagt vierendertig miljoen euro (EUR 34.000.000,—) en is verdeeld in:

(a)	vierhonderd miljoen (400.000.000) Gewone Aandelen, elk met een nominale waarde van twee eurocent (EUR 0,02);

(b)	vijftig miljoen (50.000.000) Bijzondere Stemrechtaandelen A, elk met een nominale waarde van twee eurocent (EUR 0,02);

(c)	tweehonderd miljoen (200.000.000) Bijzondere Stemrechtaandelen B, elk met een nominale waarde van acht eurocent (EUR 0,08); en

(d)	vijftig miljoen (50.000.000) Bijzondere Stemrechtaandelen C, elk met een nominale waarde van achttien eurocent (EUR 0,18).

13.3	Scenario III. Maatschappelijk Kapitaal.

In afwijking van het bepaalde in artikel 3.1.1, indien het geplaatste kapitaal van de Vennootschap ten minste gelijk is aan, of per het moment van de deponering van de in dit artikel 13.3 bedoelde verklaring ten minste gelijk zal zijn aan negen miljoen achthonderdduizend euro (EUR 9.800.000,—), en niet meer bedraagt dan, of per het moment van de deponering van de in dit artikel 13.3 bedoelde verklaring ten hoogste gelijk zal zijn aan, negenenveertig miljoen euro (EUR 49.000.000,—), kan het Bestuur daartoe een verklaring deponeren bij het Nederlandse handelsregister, als gevolg waarvan artikel 3.1.1 komt te luiden als volgt:

3.1.1	Het maatschappelijk kapitaal van de Vennootschap bedraagt negenenveertig miljoen euro (EUR 49.000.000,—) en is verdeeld in:

(a)	vierhonderd miljoen (400.000.000) Gewone Aandelen, elk met een nominale waarde van twee eurocent (EUR 0,02);

(b)	vijftig miljoen (50.000.000) Bijzondere Stemrechtaandelen A, elk met een nominale waarde van twee eurocent (EUR 0,02);

(c)	vijftig miljoen (50.000.000) Bijzondere Stemrechtaandelen B, elk met een nominale waarde van acht eurocent (EUR 0,08); en

(d)	tweehonderd miljoen (200.000.000) Bijzondere Stemrechtaandelen C, elk met een nominale waarde van achttien eurocent (EUR 0,18).

13.4	Besluiten buiten vergadering.

Tot en met de dag nadat deze statuten in werking treden zullen de statuten een artikel 9.6.8 bevatten, dat luidt als volgt:

9.6.8	De Algemene Vergadering kan alle besluiten die zij in een Algemene Vergadering kan nemen ook buiten vergadering nemen, onder de voorwaarde dat alle Stemgerechtigden voor de voorstellen hebben gestemd en de stemmen schriftelijk of via een elektronisch communicatiemiddel zijn uitgebracht.

Tot slot verklaart de comparant:

(a)

onmiddellijk voorafgaand aan het passeren van deze akte, bedraagt het geplaatste en gestorte aandelenkapitaal van de Vennootschap vier miljoen driehonderdduizend euro (EUR 4.300.000,—), bestaande uit vier miljoen driehonderdduizend (4.300.000) gewone aandelen, elk met een nominale waarde van een euro (EUR 1,—) (elk een “Aandeel”);

(b)	door en met het passeren van deze akte wordt elk Aandeel gesplitst in vijftig (50) gewone aandelen, elk met een nominale waarde van twee eurocent (EUR 0,02);

(c)

als gevolg van de onder (b) hierboven vermelde aandelensplitsing en ten tijde van het passeren van deze akte, bedraagt het geplaatste en gestorte aandelenkapitaal van de Vennootschap vier miljoen driehonderdduizend euro (EUR 4.300.000,—), bestaande uit tweehonderdvijftien miljoen (215.000.000) gewone aandelen, elk met een nominale waarde van twee eurocent (EUR 0,02); en

(d)

een accountant, zoals bedoeld in artikel 2:393 lid 1 Burgerlijk Wetboek, heeft verklaard, overeenkomstig het bepaalde in artikel 2:72 lid 2 sub a Burgerlijke Wetboek, dat op een datum binnen vijf (5) maanden voor de datum van het passeren van deze akte, het eigen vermogen van de Vennootschap ten minste overeenkwam met het geplaatste en gestorte aandelenkapitaal van de Vennootschap (de “Accountantsverklaring”).

Aan deze akte zijn de volgende stukken (in kopie) gehecht:

(a)	een Engelse vertaling van de Italiaanse Notariële Akte;

(b)	een document waaruit de Grensoverschrijdende Omzettingsbevestigingen volgen;

(c)	een volmacht waaruit, samen met de Grensoverschrijdende Omzettingsbesluiten, de Machtiging volgt; en

(d)	de Accountantsverklaring.

Deze akte wordt in minuut verleden in Amsterdam, op de datum die bovenaan deze akte is vermeld. Ik heb de zakelijke inhoud van de akte meegedeeld en toegelicht. De comparant heeft verklaard kennis te hebben genomen van de inhoud van de akte en in te stemmen met beperkte voorlezing. Vervolgens heb ik die gedeelten van de akte voorgelezen die moeten worden voorgelezen op grond van de wet. Onmiddellijk daarna hebben de comparant, die aan mij bekend is, en ik de akte ondertekend.

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UNOFFICIAL ENGLISH TRANSLATION

DEED OF CROSS-BORDER CONVERSION AND

AMENDMENT OF THE ARTICLES OF ASSOCIATION

OF ERMENEGILDO ZEGNA HOLDITALIA S.P.A.

(after conversion and amendment of the articles named: Ermenegildo Zegna N.V.)

On the [●] day of [●] two thousand and twenty-one appears before me Reinier Hans Kleipool, civil law notary in Amsterdam:

[●].

The person appearing declares:

(A)

On the twelfth day of October two thousand and twenty-one, the extraordinary shareholders meeting of Ermenegildo Zegna Holditalia S.p.A., a company organised under the laws of Italy, with registered office at Via Roma 99/100, 13835, Valdilana (Biella), Italy and registered with the companies register of Monte Rosa - Laghi - Alto Piemonte, Italy, under number REA BI – 39389 and tax code 00154990022 (the “Company”), taking into account the relevant legislation and jurisprudence, including, without limitation, (i) article 49 of the Treaty on the Functioning of the European Union (the “TFEU”) in conjunction with article 54 of the TFEU, (ii) the judgements of the Court of Justice of the European Union (the “CJEU”) relating to cross-border conversions, such as the judgements of the CJEU on the sixteenth day of December two thousand and eight (case number C-210/06, Cartesio), the twelfth day of July two thousand and twelve (case number C-378/10, Vale) and the twenty-fifth day of October two thousand and seventeen (case number C-106/16, Polbud) and (iii) directive (EU) 2019/2121 of the European Parliament and of the Council of the twenty-seventh day of November two thousand and nineteen, amending directive (EU) 2017/1132 as regards cross-border conversions, mergers and divisions (the “Directive”), pursuant to which all member states of the European Union are required to implement the Directive into national legislation by the thirty-first day of January two thousand and twenty-three, and to date have not yet been implemented by Italy and the Netherlands (together the “EU Legislation and Jurisprudence”), resolved, among other things, to:

(a)

convert the Company into a Dutch public limited liability company (naamloze vennootschap) and transfer the Company’s legal seat from Italy to Amsterdam, the Netherlands, pursuant to which the Company will be subject to Dutch law, and amend the Company’s articles of association in accordance with Dutch law (the “Cross-Border Conversion”); and

(b)

authorise the legal representatives of the Company, including Ermenegildo Zegna di Monte Rubello, being the Company’s Chief Executive Officer, with the power to sub-delegate and to appoint attorneys-in-fact, to execute this deed,

(together the “Cross-Border Conversion Resolutions”).

The Cross-Border Conversion Resolutions appear from the minutes of the Company’s extraordinary shareholders meeting laid down in a notarial deed (the “Italian Notarial Deed”), executed before Carlo Marchetti, notary public in Milan, Italy (the “Italian Notary”).

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(B)	On the [●] of [●] two thousand and twenty-one, the Italian Notary confirmed in connection with the Cross-Border Conversion and the Cross-Border Conversion Resolutions, that:

(i)

all requirements and formalities to implement the Cross-Border Conversion pursuant to Italian law and the Company’s articles of association, as applicable prior to the Cross-Border Conversion, also taking into account the EU Legislation and Jurisprudence, have been met;

(ii)	the Cross-Border Conversion Resolutions have been validly adopted;

(iii)	from an Italian perspective, the Company’s Chief Executive Officer is authorised to sub-delegate and appoint attorneys-in-fact to execute this deed; and, accordingly,

(iv)	from an Italian law perspective, the Cross-Border Conversion can be implemented by means of execution of this deed,

(together the “Cross-Border Conversion Confirmations”).

(C)	Ermenegildo Zegna di Monte Rubello, being the Company’s Chief Executive Officer, authorised the person appearing to execute this deed (the “Authorisation”).

(D)

Furthermore, the person appearing declares, in order to implement the Cross-Border Conversion Resolutions by and through the execution of this deed, to convert the Company into a Dutch public limited liability company (naamloze vennootschap) and transfer the Company’s legal seat from Italy to Amsterdam, the Netherlands, pursuant to which the Company will be subject to Dutch law, and amend the Company’s articles of association as follows

ARTICLES OF ASSOCIATION:

1	DEFINITIONS AND INTERPRETATION.

1.1	Definitions.

In these articles of association, the following terms have the following meaning:

Affiliates	:	with respect to any Person, any Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another Person, with “control” meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the holding of shares with voting rights, by contract or otherwise; provided that (i) members of the IIAC Sponsor Group, on the one hand, and the Company, on the other hand, shall not be Affiliates of each other for purposes of this definition and (ii) with respect to IIAC Sponsor, “Affiliates” shall include investment funds or special purpose vehicles managed or owned by any Affiliates of the IIAC Sponsor;

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Annual Accounts	:	the Company’s annual accounts as referred to in article 2:361 BW;

Board	:	the Company’s board of directors;

Board Regulations	:	the regulations adopted by the Board as referred to in article 8.1.6 of these articles of association;

BW	:	the Dutch Civil Code (Burgerlijk Wetboek);

Chief Executive Officer	:	the Executive Director designated as chief executive officer;

Chairperson	:	the Director designated as Chairperson;

Company	:	Ermenegildo Zegna N.V.;

Director	:	an Executive Director or a Non-Executive Director;

Executive Director	:	a member of the Board designated as executive director having responsibility for directing the day-to-day affairs;

General Meeting	:	the corporate body that consists of Shareholders and all other Persons with Meeting Rights, or the meeting in which Shareholders and all other Persons with Meeting Rights assemble;

Group Company	:	a Company’s group company as referred to in article 2:24b BW;

Hedged Positions	:	the hedging positions and arrangements that effectively transfer IIAC Sponsor’s or its Affiliates’ economic interest in the Company to a third party (e.g., forward sale contracts); provided that the definition of “Hedged Positions” shall not include hedging positions and arrangements (i) in which IIAC Sponsor’s or its Affiliates’ economic interest in the Company is retained (e.g., pledges, margin loans), (ii) that minimize exposure to certain risks independent of the business operations of the Company (e.g., currency exchange swaps), or (iii) that marginally cap or limit IIAC Sponsor’s and its Affiliates’ upside or downside risk while maintaining material economic exposure (e.g., puts, calls and collars) as determined by the Board and IIAC Sponsor in good faith;

IIAC Sponsor	:	Investindustrial Acquisition Corp. L.P., an English limited partnership;

IIAC Sponsor Group	:	the IIAC Sponsor and its Affiliates;

IIAC Sponsor Nominee	:	the Non-Executive Director appointed by the General Meeting at the binding nomination of the IIAC Sponsor as referred to in article 8.2.1 of these articles of association, if applicable;

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Lead Non-Executive Director	:	the Non-Executive Director designated as lead non-executive director and who shall serve as the chair of the Board, or Voorzitter, as referred to under Dutch law;

Loyalty Register	:	the register as referred to in article 7.1.2 of these articles of association;

Management Report	:	the Company’s management report as referred to in article 2:391 BW;

Market Disruption Event	:	with respect to any date, (i) the failure by NYSE or, if the Ordinary Shares are not then listed on the NYSE, the principal United States national or regional securities exchange on which the Ordinary Shares are then listed, or, if the Ordinary Shares are not then listed on a United States national or regional securities exchange, the principal other market on which the Ordinary Shares are then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than two consecutive hours of trading or during the one-half hour period before the close of trading in that market, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Ordinary Shares or in any options contracts, warrants or futures contracts relating to the Ordinary Shares;

Meeting Rights	:	the right, either in person or by proxy authorized in writing, to attend and address the General Meeting;

Minimum Holding Requirement	:	the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of at least five percent (5%) of the issued and outstanding Ordinary Shares by the IIAC Sponsor Group, excluding (i) any Hedged Positions as evidenced by the IIAC Sponsor in writing and (ii) any Ordinary Shares held in escrow to the extent such Ordinary Shares have not been released from escrow to the applicable IIAC Sponsor Group member pursuant to an agreement between the Company, the IIAC Sponsor Group and any applicable third parties;

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Non-Executive Director	:	each member of the Board designated as non-executive director and having oversight responsibilities but not responsibility to manage the day-to-day affairs of the Company;

NYSE	:	New York Stock Exchange;

Ordinary Share	:	an ordinary share in the Company’s share capital;

Person	:	a natural person, partnership, company, corporation, association with or without legal personality, cooperative, mutual insurance society, foundation, trust, joint venture or any other similar entity, whether or not a legal entity;

Persons with Meeting Rights	:	Shareholders, holders of a right of usufruct with Meeting Rights and holders of a right of pledge with Meeting Rights;

Persons with Voting Rights	:	Shareholders with voting rights, holders of a right of usufruct with voting rights and holders of a right of pledge with voting rights;

Proceeding	:	any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in that regard or any inquiry or investigation that could lead to such an action, suit or proceeding;

Record Date	:	the twenty-eighth day prior to the date of a General Meeting, or such other day as prescribed by Dutch law;

Shareholder	:	a holder of one or more Shares;

Share	:	an Ordinary Share or a Special Voting Share;

Special Capital Reserve	:	the separate reserve to be exclusively maintained by the Company to facilitate any issuance, conversion or cancellation of Special Voting Shares;

Special Voting Share	:	a Special Voting Share A, a Special Voting Share B or a Special Voting C;

Special Voting Share A	:	a class A special voting share in the Company’s share capital;

Special Voting Share B	:	a class B special voting share in the Company’s share capital;

Special Voting Share C	:	a class C special voting share in the Company’s share capital;

SVS Foundation	:	Stichting Ermenegildo Zegna SVS;

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SVS Terms	:	the general terms and conditions applicable to

the Special Voting Shares, as amended from time to time;

Subsidiary	:	a subsidiary of the Company as referred to in article 2:24a BW; and

Trading Day	:	a day on which (i) there is no Market Disruption Event; and (ii) trading in the Ordinary Shares generally occurs on the NYSE or, if the Ordinary Shares are not then listed on the NYSE, the principal United States national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a United States national or regional securities exchange, on the principal other market on which the Ordinary Shares are then traded.

1.2	Construction.

Any reference to a gender includes all genders, and any defined term in the singular includes the plural.

2	NAME, CORPORATE SEAT AND OBJECTS.

2.1	Name. Corporate seat.

2.1.1	The name of the Company is Ermenegildo Zegna N.V.

2.1.2	Its corporate seat is in Amsterdam, the Netherlands.

2.1.3	The place of effective management of the Company shall be in Italy.

2.2	Objects.

2.2.1	The Company’s objects are:

(a)	to incorporate, participate in and conduct the management of other companies and enterprises, including companies and enterprises operating in the (high-end) fabrics and clothing market;

(b)	to acquire, dispose of, manage, lease and utilize real property, personal property and other goods, including patents, trademark rights, licenses, permits and other industrial property rights;

(c)

to borrow, lend and raise funds, including the issue of bonds, promissory notes or other financial instruments and to enter into agreements in connection with aforementioned activities as well as to acquire, invest, trade, hold and dispose of (foreign) currencies, securities and other financial instruments;

(d)	to grant guarantees, bind the Company and to pledge or otherwise encumber its assets for obligations of the Company, Subsidiaries and third parties,

and to perform all activities which are incidental to or which may be conducive to any of the foregoing.

3	SHARE CAPITAL.

3.1	Share structure.

3.1.1	The authorised share capital of the Company amounts to eighteen million and seven hundred thousand euro (EUR 18,700,000) and is divided into:

(a)	four hundred million (400,000,000) Ordinary Shares, each with a nominal value of two eurocents (EUR 0.02);

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(b)	two hundred million (200,000,000) Special Voting Shares A, each with a nominal value of two eurocents (EUR 0.02);

(c)	fifty million (50,000,000) Special Voting Shares B, each with a nominal value of eight eurocents (EUR 0.08); and

(d)	fifteen million (15,000,000) Special Voting Shares C, each with a nominal value of eighteen eurocents (EUR 0.18).

3.1.2

The Shares are registered and numbered consecutively, the Ordinary Shares from 1 onwards, the Special Voting Shares A from A1 onwards, the Special Voting Shares B from B1 onwards and the Special Voting Shares C from C1 onwards.

3.1.3	No share certificates shall be issued.

3.2	Issue of Shares.

3.2.1

Shares are issued pursuant to a resolution of the Board if the Board has been authorised to do so by a resolution of the General Meeting for a specific period with due observance of applicable statutory provisions. Such resolution of the General Meeting must state the maximum number of Shares that may be issued.

The authorisation may be extended by specific consecutive periods with due observance of applicable statutory provisions. Unless otherwise stipulated at its grant, the authorisation may not be withdrawn.

3.2.2	If and insofar as the Board is not authorised as referred to in article 3.2.1, the General Meeting may resolve to issue Shares at the proposal of the Board.

3.2.3	Articles 3.2.1 and 3.2.2 equally apply to a grant of rights to subscribe for Shares, but do not apply to an issue of Shares to a Person exercising a previously acquired right to subscribe for Shares.

3.3	Payment for Shares.

3.3.1

Ordinary Shares may only be issued against payment of the nominal value plus, if the Ordinary Shares are subscribed for at a higher amount, the difference between these amounts. Ordinary Shares are issued in accordance with articles 2:80, 2:80a and 2:80b BW.

3.3.2	Payment on Shares must be made in cash if no alternative contribution has been agreed. Payment other than in cash must be made in accordance with the provisions in article 2:94b BW.

3.3.3

Ordinary Shares issued to (i) current or former employees of the Company or of a Group Company, (ii) current or former Directors to satisfy an obligation of the Company under an equity compensation plan of the Company, and (iii) holders of a right to subscribe for Shares granted in accordance with article 3.2.3 may be paid-up at the expense of the reserves of the Company.

3.3.4	Payment may be made in a currency other than the euro subject to the Company’s consent and in accordance with article 2:80a(3) BW.

3.3.5	The Board may perform legal acts as referred to in article 2:94 BW without the prior approval of the General Meeting.

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3.4	Pre-emptive rights.

3.4.1	Upon the issue of Ordinary Shares, each holder of Ordinary Shares has a pre-emptive right in proportion to the aggregate amount of its Ordinary Shares. This pre-emptive right does not apply to:

(a)	Ordinary Shares issued to employees of the Company or of a Group Company;

(b)	Ordinary Shares issued against payment other than in cash; and

(c)	Ordinary Shares issued to a Person exercising a previously acquired right to subscribe for Ordinary Shares.

Holders of Special Voting Shares do not have pre-emptive rights to acquire newly issued Ordinary Shares and no pre-emptive rights exist with respect to the issue of Special Voting Shares.

3.4.2

The Board may resolve to restrict or exclude pre-emptive rights if and insofar as the Board has been authorised to do so by the General Meeting for a specific period with due observance of applicable statutory provisions. This designation may be extended by specific consecutive periods with due observance of applicable statutory provisions. Unless otherwise stipulated at its grant, the authorisation may not be withdrawn.

3.4.3	If and insofar as the Board is not authorised as referred to in article 3.4.2, pre-emptive rights may be limited or excluded by a resolution of the General Meeting at the proposal of the Board.

A resolution of the General Meeting to limit or exclude pre-emptive rights and a resolution to authorise the Board as referred to in article 3.4.2 requires a two/thirds majority of the votes cast if less than half of the issued share capital is represented at a General Meeting.

3.4.4	Subject to article 2:96a BW, when adopting a resolution to issue Ordinary Shares, the General Meeting or the Board determines how and during which period these pre-emptive rights may be exercised.

3.4.5	This article applies equally to a grant of rights to subscribe for Ordinary Shares.

3.5	Joint ownership.

3.5.1	The Persons entitled to a joint ownership of Shares may only be represented vis-à-vis the Company by one Person jointly designated by them in writing for that purpose.

The Board may, whether or not subject to certain conditions, grant an exemption from the first sentence of this article 3.5.1.

4	OWN SHARES AND CAPITAL REDUCTION.

4.1	Share repurchase. Disposal of Shares.

4.1.1

The Company may repurchase Shares against payment if and insofar as the General Meeting has authorised the Board to do so and with due observance of other applicable statutory provisions. This authorisation may be valid for repurchases from time to time for a specific period with due observance of applicable statutory provisions. The General Meeting determines in its authorisation how many Shares the Company may repurchase, in what manner and at what price range. Repurchase by the Company of partially paid-up Shares is null and void.

4.1.2

The authorisation of the General Meeting as referred to in article 4.1.1 is not required if the Company repurchases fully paid-up Ordinary Shares for the purpose of transferring these Ordinary Shares to employees of the Company or of a Group Company under any applicable equity compensation plan, provided that those Ordinary Shares are included in the price list of a stock exchange.

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4.1.3	Any disposal of Shares held by the Company will require a resolution of the Board. Such resolution shall also stipulate any conditions of the disposal.

4.1.4

For the purposes of article 2:98(3) BW, the relevant balance sheet will be the most recent balance sheet adopted by either the General Meeting, as included in the most recently adopted Annual Accounts or as adopted by separate resolution at the proposal of the Board, or by the Board.

4.2	Capital reduction.

4.2.1	The General Meeting shall have the authority to pass a resolution to reduce the issued share capital by:

(a)	cancelling (i) Shares which the Company holds in its own share capital or (ii) all issued Special Voting Shares of any class; or

(b)	reducing the nominal value of the Shares by means of an amendment to these articles of association.

The resolution shall state the Shares to which the resolution relates and how the resolution will be implemented.

4.2.2

Subject to article 4.2.3, a resolution to reduce the share capital shall require a simple majority of the votes cast in a General Meeting, provided, however, that such resolution shall require a majority of at least two/thirds of the votes cast in a General Meeting if less than half of the issued capital is represented at the meeting.

4.2.3	A resolution to cancel all issued Shares of a class of Special Voting Shares shall be subject to approval of the meeting of holders of such class of Special Voting Shares.

4.2.4

Cancellation of a class of Special Voting Shares shall take place without repayment of the nominal value of the class of Special Voting Shares, which nominal value shall be added to the Special Capital Reserve.

4.2.5

The reduction of the nominal value of any class of Shares, with or without repayment, must be made pro rata on all Shares concerned. Any reduction of the nominal value of Special Voting Shares shall take place without repayment.

4.2.6	A reduction of the issued capital of the Company is furthermore subject to the provisions of sections 2:99 and 2:100 BW.

5	SPECIAL VOTING SHARES.

5.1	Option right SVS Foundation.

5.1.1

The SVS Foundation has the right to subscribe for a number of Special Voting Shares A, Special Voting Shares B and Special Voting Shares C included in the Company’s authorised share capital from time to time.

5.1.2	Pursuant to article 5.2.3, Special Voting Shares issued to the SVS Foundation are paid-up out of the Special Capital Reserve.

5.1.3	The Board may implement article 5.1.1 in further detail by means of an agreement, instrument or otherwise and the terms of such implementation may be amended by the Board.

5.2	Provisions concerning Special Voting Shares.

5.2.1	If the provisions concerning Special Voting Shares as included in this article 5.2 conflict with any other provisions of these articles of association, this article 5.2 will prevail.

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5.2.2

The Board shall adopt the SVS Terms governing the general terms and conditions applicable to the Special Voting Shares. These SVS Terms may be amended pursuant to a resolution by the Board, provided, however, that any not merely technical amendment that is material to shareholders which are registered in the Loyalty Register will be subject to approval of the General Meeting, unless such amendment is required to ensure compliance with applicable laws and/or stock exchange rules.

5.2.3

The Company shall maintain the Special Capital Reserve exclusively for the purpose of facilitating any issuance, conversion or cancellation of Special Voting Shares. The amounts required to maintain the Special Capital Reserve will solely be charged against the Company’s share premium reserve. Without prejudice to the next sentence, no distribution shall be made from the Special Capital Reserve. The Board shall be authorised to resolve upon (i) any distribution out of the Special Capital Reserve to pay up Special Voting Shares or (ii) re-allocation of amounts to credit or debit the Special Capital Reserve against or in favour of the Company’s share premium reserve.

5.2.4

Each Special Voting Share A can be converted into one Special Voting Share B and each Special Voting Share B can be converted into one Special Voting Share C. Each Special Voting Share A or Special Voting Share B will be automatically converted into one Special Voting Share B or one Special Voting Share C, respectively, upon the issuance of a conversion statement by the Company, on the terms contained in the conversion statement. The Company will issue such conversion statement if and when a Shareholder is entitled to Special Voting Shares B or Special Voting Shares C, all as set out in more detail in the SVS Terms. The difference in the nominal value upon the conversion of a Special Voting Share A into a Special Voting Share B and upon the conversion of a Special Voting Share B into a Special Voting Share C will solely be charged against the Special Capital Reserve.

6	TRANSFER OF SHARES.

6.1	Transfer of Shares.

6.1.1

The transfer of a Share requires a deed executed for that purpose and, save in the event that the Company itself is a party to the transaction, written acknowledgement by the Company of the transfer. Service of notice of the transfer deed or of a certified notarial copy or extract of that deed on the Company will be the equivalent of acknowledgement as stated in this article 6.1.1.

6.1.2

Article 6.1.1 applies mutatis mutandis to the creation of a limited right on a Share, provided that a pledge may also be created without acknowledgement by or service of notice on the Company, in which case article 3:239 BW applies and acknowledgement by or service of notice on the Company will replace the announcement referred to in article 3:239(3) BW.

6.1.3

For as long as Shares are listed on a regulated foreign stock exchange, the Board may resolve, with due observation of the Dutch statutory requirements, that articles 6.1.1 and 6.1.2 shall not apply to the Shares that are registered in the part of the shareholders register which is kept outside the Netherlands by a registrar appointed by the Board for the purpose of the listing on such foreign stock exchange and that the property law

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aspects of such Shares shall be governed by the law of the state of establishment of such stock exchange or by the law of the state in which deliveries and other legal acts under property law relating to the Shares can or must be made with the consent of such stock exchange.

7	SHAREHOLDERS REGISTER AND LIMITED RIGHTS ON SHARES.

7.1	Shareholders register. Loyalty Register.

7.1.1	The Board must keep a shareholders register and the Board may appoint a registrar to keep the register on its behalf. The register must be regularly updated.

7.1.2

Each Shareholder’s name, address and further information as required by Dutch law or considered appropriate by the Board are recorded in the shareholders register. Holders of Ordinary Shares who have requested to become eligible to obtain Special Voting Shares in accordance with the SVS Terms, will be recorded in the loyalty register, a separate part of the shareholders register with their names, addresses, the entry date, the total number of Ordinary Shares in respect of which a request is made and, when issued, transferred or converted, the total number and class of Special Voting Shares held.

7.1.3

The shareholders register may be kept in several copies and in several places. Part of the register may be kept outside the Netherlands to comply with applicable local law or pursuant to stock exchange rules.

7.1.4

If a Shareholder so requests, the Board will provide such Shareholder, free of charge, with written evidence of the information in the shareholders register concerning the Shares registered in the Shareholder’s name.

7.1.5

The provisions in articles 7.1.2 and 7.1.4 equally apply to holders of a right of usufruct or right of pledge on one or more Shares, with the exception of a holder of a right of pledge created without acknowledgement by or service of notice to the Company.

7.2	Right of Pledge.

7.2.1	Ordinary Shares may be pledged and Special Voting Shares may not be pledged.

7.2.2

If an Ordinary Share is encumbered with a right of pledge, the voting rights attached to that Ordinary Share shall vest in the Shareholder, unless at the creation of the pledge the voting rights have been granted to the holder of the right of pledge. Holders of a right of pledge with voting rights have Meeting Rights.

7.2.3	Holders of Ordinary Shares who as a result of a right of pledge do not have voting rights have Meeting Rights. Holders of a right of pledge without voting rights do not have Meeting Rights.

7.3	Right of Usufruct.

7.3.1	A right of usufruct may be created on Shares.

7.3.2

If a right of usufruct has been created on an Ordinary Share, the Shareholder has the voting rights attached to that Ordinary Share, unless at the creation of the usufruct the voting rights were granted to the holder of the right of usufruct.

7.3.3	If a right of usufruct has been created on a Special Voting Share, the voting rights may not be granted to the holder of the right of usufruct.

7.3.4	Holders of a right of usufruct without voting rights do not have Meeting Rights.

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8	MANAGEMENT: ONE-TIER BOARD.

8.1	Board: composition and division of tasks.

8.1.1

The Company is managed by the Board. The Board consists of one (1) or more Executive Directors and one (1) or more Non-Executive Directors. The Board determines the number of Executive Directors and Non-Executive Directors, provided that the majority of the Board will consist of Non-Executive Directors.

8.1.2	The Board will designate:

(a)

one of the Executive Directors as Chief Executive Officer, provided that when there is only one Executive Director in office, such Executive Director shall automatically be the Chief Executive Officer; and

(b)	one of the Non-Executive Directors as Lead Non-Executive Director.

The Board may grant the title Chairperson to any individual Director, whether Executive Director or Non-Executive Director, including the Chief Executive Officer.

The Board may grant the title vice-chairperson to one of its Non-Executive Directors. If the Lead Non-Executive Director is absent or unable to act, the vice-chairperson, or another Non-Executive Director designated by the Board, is entrusted with the duties of the Lead Non-Executive Director allocated to him by the Board.

The Board may grant Directors such (additional) titles as the Board deems appropriate and the Board may revoke titles granted to Directors at any time.

8.1.3	The Executive Directors are primarily responsible for all day-to-day operations of the Company.

8.1.4

The Non-Executive Directors amongst others oversee (i) the Executive Directors’ policy and performance of duties and (ii) the Company’s general affairs and its business, and render advice and direction to the Executive Directors. The Non-Executive Directors furthermore perform any duties allocated to them under or pursuant to Dutch law or these articles of association. The Executive Directors shall timely provide the Non-Executive Directors with the information they need to carry out their duties.

8.1.5	The Executive Directors and the Non-Executive Directors shall jointly be responsible for the strategic management of the Company.

8.1.6

With due observance of these articles of association, the Board shall adopt regulations dealing with its internal organisation, the manner in which decisions are taken, the place and manner in which Board meetings are held, the composition, the duties and organisation of committees of the Board and any other matters concerning the Board, the Executive Directors, the Non-Executive Directors and committees established by the Board.

8.1.7

The Board may allocate its duties and powers among the Directors and the committees of the Board in or in accordance with the Board Regulations or otherwise in writing, provided that the following duties and powers may not be allocated to the Executive Directors:

(a)	oversight of the performance of the Executive Directors;

(b)	making a nomination pursuant to article 8.2.1;

(c)	determining an Executive Director’s remuneration; and

(d)	instructing an auditor in accordance with article 10.2.2.

8.1.8	Directors may adopt legally valid resolutions with respect to matters that fall within the scope of the duties allocated to them in or on the basis of the Board Regulations.

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8.2	Board: appointment, suspension and dismissal.

8.2.1

Directors will be appointed by the General Meeting on a binding nomination by the Board, provided that one (1) Non-Executive Director, the IIAC Sponsor Nominee, will be appointed on a binding nomination by the IIAC Sponsor if at the time of the convocation of the relevant General Meeting the IIAC Sponsor Group satisfies the Minimum Holding Requirement.

The nomination of the IIAC Sponsor Nominee is subject to approval of the Board if such IIAC Sponsor Nominee had not previously served as Director.

8.2.2	A nomination in accordance with article 8.2.1 will state whether a Person is nominated for appointment as Executive Director or Non-Executive Director.

8.2.3

The binding nomination right of the IIAC Sponsor referred to in article 8.2.1 will lapse with immediate effect if the IIAC Sponsor Group fails to satisfy the Minimum Holding Requirement and such failure continues for a period of twenty (20) Trading Days from the date on which any member of the IIAC Sponsor Group had knowledge of such failure; provided, that this cure period of twenty (20) Trading Days will be available to the IIAC Sponsor Group only if the failure of the Minimum Holding Requirement was not caused in whole or in part by any sale or transfer of Ordinary Shares by any member of the IIAC Sponsor Group. Upon the termination of the binding nomination right in accordance with this article 8.2.3, the IIAC Sponsor Nominee or any temporary Director replacing the IIAC Sponsor Nominee, if applicable, will resign from the Board with immediate effect at the request of the Board.

8.2.4

The General Meeting may at all times overrule a binding nomination for the appointment of a Director by a simple majority of the votes cast, representing more than one/third of the issued share capital. If a majority of the votes is cast in favour of overruling the binding nomination, but that majority does not represent more than one/third of the issued share capital, a new General Meeting may be convened at which the resolution to overrule the binding nomination may be adopted by a simple majority of the votes cast, regardless of the issued share capital represented by that majority.

In the event the binding nomination for the appointment of any Director other than the IIAC Sponsor Nominee is overruled, the Board may make a new binding nomination to fill the vacancy. In the event that also this binding nomination is overruled, the General Meeting shall be free to appoint a Director to fill the vacancy.

In the event the binding nomination for the appointment of the IIAC Sponsor Nominee is overruled, the IIAC Sponsor may make a new binding nomination to fill the vacancy in accordance with article 8.2.1.

A second General Meeting as referred to in article 2:120(3) BW cannot be convened for the purpose of this article.

8.2.5

A Director will be appointed for a term ending at the close of the first annual General Meeting following his appointment. A Director may be reappointed with due observance of the preceding sentence. The term for appointment as referred to in the first sentence of this article may be deviated from by the General Meeting at the proposal of the Board.

8.2.6	The General Meeting may at all times suspend or dismiss a Director. A resolution to

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suspend or dismiss a Director requires a two/thirds majority of the votes cast, representing more than half of the issued share capital, or, if such resolution is proposed by the Board, a simple majority of the votes cast, representing more than one/third of the issued share capital.

A second General Meeting as referred to in article 2:120(3) BW cannot be convened. The Board may at all times suspend an Executive Director.

For so long as that the IIAC Sponsor Group satisfies the Minimum Holding Requirement at such time, the IIAC Sponsor may request in writing that the Board proposes the suspension or dismissal of the IIAC Sponsor Nominee at any time and the Board will be required to do so accordingly.

8.2.7

A suspension may be extended one (1) or more times, but may not last longer than three (3) months in aggregate. If at the end of that period, no decision has been taken on termination of the suspension or on removal, the suspension shall end. A suspension can be terminated by the General Meeting at any time.

8.2.8 (a)

If the seat of an Executive Director is vacant or upon the inability of an Executive Director to act, the remaining Executive Director or Executive Directors shall temporarily be entrusted with the executive management of the Company; provided that the Board may, however, provide for a temporary replacement.

(e)

If the seats of all Executive Directors are vacant or upon the inability of all Executive Directors to act or the sole Executive Director, as the case may be, the executive management of the Company shall temporarily be entrusted to the Non-Executive Directors, provided that the Board may, however, provide for one or more temporary replacements.

(f)

If the seat of a Non-Executive Director is vacant or upon the inability of a Non-Executive Director to act, the remaining Non-Executive Director or Non-Executive Directors shall temporarily be entrusted with the performance of the duties and the exercise of the authorities of that Non-Executive Director; provided that the Board may, however, provide for a temporary replacement.

(g)

If the seats of all Non-Executive Directors or all Directors are vacant or upon inability of all Non-Executive Directors or all Directors to act, as the case may be, the Board may provide for one or more temporary replacements, and if the Board has not provided for such temporary replacement, the General Meeting shall be authorised to temporarily entrust the performance of the duties and the exercise of the authorities of the Non-Executive Directors on the Board or the Directors, as the case may be, to one or more other individuals. In absence of all Non-Executive Directors or all Directors, the Person or Persons designated by the Board or the General Meeting, as referred to in the previous sentence, shall proceed with the required measures to fill the vacancies without delay.

(h)

If, for the purposes of this article 8.2.8, the seat of the IIAC Sponsor Nominee is vacant or the IIAC Sponsor Nominee is unable to act, provided that the IIAC Sponsor Group satisfies the Minimum Holding Requirement at such time, the IIAC Sponsor may request in writing that the Board replace such IIAC Sponsor Nominee by a temporary replacement nominated in writing by the IIAC Sponsor, which nomination is subject to the approval of the Board in its discretion. The last sentence of article 8.2.3 applies mutatis mutandis.

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(i)

Without prejudice to the last sentence of article 8.2.8 under (e), a temporary replacement appointed in accordance with this article 8.2.8 will hold office until the earlier of (i) his death, disability, retirement, resignation, disqualification or dismissal from the Board, (ii) the end of the next annual General Meeting or such General Meeting convened earlier to fill the vacancy and (iii) such time as the vacancy, or inability of the Director, in respect of which he was appointed is resolved.

8.2.9	A Director shall in any event be considered to be unable to act within the meaning of article 8.2.8:

(a)	during the Director’s suspension; or

(b)

during periods when the Company has not been able to contact the Director (including as a result of illness), provided that such period lasted longer than five consecutive days (or such other period as determined by the Board).

8.3	Board: decision-making.

8.3.1

The Board adopts its resolutions by a simple majority of the votes cast in a meeting at which a majority of the Directors entitled to vote is present or represented, unless the Board Regulations provide otherwise.

Each Director may cast one vote in the decision-making of the Board. Blank votes, abstentions and invalid votes are regarded as votes that have not been cast.

In a tied vote, the proposal shall be rejected, unless the Board Regulations provide otherwise.

8.3.2

A document stating that one or more resolutions have been adopted by the Board and signed by the Chairperson or by the chairperson and secretary of the particular meeting constitutes valid proof of those resolutions.

8.3.3	At a meeting of the Board, a Director may only be represented by another Director holding a proxy in writing or in a reproducible manner by electronic means of communication.

8.3.4

A Director shall not participate in the deliberations and decision-making process if such Director has a direct or indirect personal conflict of interest with the Company and its associated business enterprise.

8.3.5

If the Board is unable to adopt a resolution as a result of all Directors being unable to participate in the deliberations and decision-making process due to a conflict of interest, the resolution may nevertheless be adopted by the Board and article 8.3.4 does not apply.

8.3.6

The approval of the General Meeting is required for resolutions of the Board regarding an important change in the identity or character of the Company or its associated business enterprise, including in any event:

(a)	the transfer of the business enterprise, or practically the entire business enterprise, to a third party;

(b)

concluding or cancelling a long-lasting cooperation of the Company or a Subsidiary with another legal person or company or as a fully liable general partner in a partnership, provided that the cooperation or cancellation is of material significance to the Company; and

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(c)

acquiring or disposing of a participating interest in the share capital of a company with a value of at least one/third of the Company’s assets, as shown in the consolidated balance sheet with explanatory notes according to the last adopted Annual Accounts, by the Company or a Subsidiary.

8.3.7

For so long as the IIAC Sponsor Group satisfies the Minimum Holding Requirement, the affirmative vote of the IIAC Sponsor Nominee is required for resolutions of the Board concerning the following matters:

(a)

the making of a proposal to the General Meeting concerning the amendment of the articles of association which adversely affects the rights of the IIAC Sponsor specifically, including, without limitation, articles 8.2.1, 8.2.3, 8.2.4, 8.2.6, 8.2.8(e) and 8.3.6 hereof;

(b)	the cessation or material alteration of the principal business of the Company, including a material change to its corporate purpose, or change of jurisdiction of organization;

(c)	the expansion of the Board to more than fifteen (15) Directors without granting the IIAC Sponsor the right to nominate an additional Director to preserve its proportional representation;

(d)	the dissolution or termination of any standing committee of the Board;

(e)	the deregistration of the Company or delisting of the Ordinary Shares from the New York Stock Exchange; and

(f)

the making of a proposal to the General Meeting for the appointment or removal of the Company’s independent auditors, but only if the replacement is not from among Deloitte, Ernst & Young, KPMG or PricewaterhouseCoopers.

Article 8.2.3 applies mutatis mutandis to the termination of the IIAC Sponsor’s right referred to in this article 8.3.6.

8.3.8	The Executive Directors shall not participate in the deliberations and decision-making process regarding:

(a)	making a nomination pursuant to article 8.2.1;

(b)	determining an Executive Director’s remuneration; and

(c)	instructing an auditor in accordance with article 10.2.2.

8.3.9	Meetings of the Board can be held through telephone, videoconference or other means of electronic communication.

8.3.10

The Board may also adopt resolutions without holding a meeting, provided that such resolutions are adopted in writing or in a reproducible manner by electronic means of communication, and all Directors entitled to vote consented to adopting the resolution without holding a meeting.

Articles 8.3.4, 8.3.5, 8.3.6 and 8.3.8 apply mutatis mutandis to adoption by the Board of resolutions without holding a meeting.

8.4	Board: remuneration.

8.4.1

The Company shall have a policy or policies in respect of the remuneration of Executive Directors and Non-Executive Directors. This combined policy is, or these policies separately are, adopted by the General Meeting at the proposal of the Board. A resolution to adopt a remuneration policy requires a simple majority of the votes cast.

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8.4.2

The remuneration of the Executive Directors is determined by the Board in accordance with the remuneration policy adopted by the General Meeting. The remuneration of the Non-Executive Directors is determined by the Non-Executive Directors, which for the purpose of this article 8.4.2 are considered a corporate body, in accordance with the remuneration policy adopted by the General Meeting.

8.4.3

A proposal with respect to remuneration schemes for the Directors in the form of Shares or rights to subscribe for Shares must be submitted by the Board to the General Meeting for its approval. This proposal states at least the maximum number of Shares or rights to subscribe for Shares that may be granted to Directors and the criteria for making and amending such grants.

8.5	Representation.

8.5.1	The Board and any Executive Director is authorised to represent the Company.

8.5.2

The Board may authorise one or more Persons, whether or not employed by the Company, to represent the Company on a continuing basis or authorise in a different manner one or more Persons to represent the Company.

8.6	Indemnity.

8.6.1

The Company shall indemnify any and all of its Directors, officers, former Directors, former officers and any Person who may have served at its request as a director or officer of a Subsidiary, who were or are made a party or are threatened to be made a party to or are involved in a Proceeding, against any and all liabilities, damages, documented expenses (including attorneys’ fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise.

8.6.2

The Company shall reimburse costs and capital losses immediately on receipt of an invoice or another document showing the costs or capital losses incurred by the indemnified Person, on the condition that the indemnified Person has undertaken in writing to repay these costs and reimbursements if a repayment obligation as referred to in this article 8.4 arises.

8.6.3

Notwithstanding article 8.6.1, no indemnification shall be made (i) in respect of any claim, issue or matter as to which such Person shall be adjudged by the competent court or, in the event of arbitration, by an arbiter, in a final and non-appealable decision, to be liable for gross negligence or willful misconduct in the performance of such Person’s duty to the Company or (ii) to the extent that the costs or the capital losses of the indemnified Person are paid by another party or covered by an insurance policy and the insurer has paid out these costs or capital losses.

8.6.4

The right to indemnification conferred in this article 8.4 shall include a right to be paid or reimbursed by the Company for any and all reasonable and documented expenses incurred by any Person entitled to be indemnified under this article 8.4 who was, or is threatened, to be made a named defendant or respondent in a Proceeding in advance of

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the final disposition of the Proceeding and without any determination as to such Person’s ultimate entitlement to indemnification; provided, however, that such Person shall undertake to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified under this article 8.4.

8.6.5	The Company may take out liability insurance for the benefit of the indemnified Persons.

8.6.6	The Board may further implement this article 8.4 in one or more agreements or otherwise.

8.6.7

This article 8.4 may be amended without the consent of the indemnified Persons, but no amendment or repeal of this article 8.4 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

9	GENERAL MEETINGS.

9.1	General Meetings.

9.1.1	General Meetings can be held in Amsterdam, Haarlemmermeer (Schiphol Airport), The Hague and Rotterdam.

9.1.2	The annual General Meeting shall be held each year, no later than six months after the end of the financial year of the Company.

9.1.3

The Board shall provide to the General Meeting any information it requests, unless this would be contrary to an overriding interest of the Company. If the Board invokes an overriding interest, the reasons for this must be explained.

9.2	General Meetings: convening meetings.

9.2.1	General Meetings are convened by the Board.

9.2.2

One or more holders of Shares and/or other Persons with Meeting Rights alone or jointly representing at least the percentage of the issued share capital as required by Dutch law may request the Board in writing to convene a General Meeting, setting out in detail the matters to be discussed. If the Board has not taken the steps necessary to ensure that the General Meeting could be held within the relevant statutory period after the request, the requesting Person(s) with Meeting Rights may, at its/their request, be authorised by the preliminary relief judge of the district court to convene a General Meeting.

9.3	General Meetings: notice of meetings and agenda.

9.3.1

Notice of a General Meeting must be given by the Board with due observance of a notice period of at least such number of days prior to the day of the meeting as required by Dutch law and in accordance with Dutch law.

9.3.2

The Board may decide that the notice to a Person with Meeting Rights who agrees to an electronic notification is replaced by a legible and reproducible message sent by electronic mail to the address indicated by such Person to the Company for such purpose.

9.3.3	The notice convening a meeting is issued in accordance with Dutch law and by a public announcement in electronic form which can be directly and continuously accessed until the General Meeting.

9.3.4

An item requested in writing by one or more Shareholders and/or other Persons with Meeting Rights solely or jointly representing at least the percentage of the issued share capital as required by Dutch law shall be included in the notice of the meeting or announced in the same manner, if the Company has received the request, including the reasons, no later than on the day prescribed by Dutch law.

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9.3.5

Requests as meant in articles 9.2.2 and 9.3.4 may be submitted electronically. The Board may establish conditions to requests referred to in the previous sentence, which conditions shall be posted on the website of the Company.

9.4	General Meetings: attending meetings.

9.4.1

The Board may determine that those Persons with Meeting Rights and those Persons with Voting Rights who are on the Record Date for a General Meeting listed as such in a register designated for that purpose by the Board, are deemed Persons with Meeting Rights or Persons with Voting Rights, respectively, for that General Meeting, regardless of who is entitled to the Shares at the time of the General Meeting.

9.4.2

In order for a Person to be able to exercise Meeting Rights and the right to vote in a General Meeting, that Person must notify the Company in writing of such Person’s intention to do so no later than on the day and in the manner mentioned in the notice convening the General Meeting.

9.4.3

The Board may decide that Persons with Voting Rights may, within a period prior to the General Meeting to be set by the Board, which period cannot begin prior to the Record Date, cast their votes electronically or by means of a letter in a manner to be decided by the Board. Votes cast in accordance with the previous sentence are equal to votes cast at the meeting.

9.4.4

The Board may decide that each Person with Meeting Rights has the right, in person or represented by a written proxy, to take part in, address and, to the extent such Person is entitled to vote, to vote at the General Meeting using electronic means of communication, provided that such Person can be identified via the same electronic means and is able to directly observe the proceedings and, to the extent such Person is entitled to vote, to vote at the meeting. The Board may establish conditions to the use of the electronic means of communication, provided that these conditions are reasonable and necessary for the identification of the Person with Meeting Rights and for the reliability and security of the communication. The conditions must be included in the notice convening the meeting and be published on the Company’s website.

9.4.5	Directors are authorised to attend the General Meeting, in person or by electronic means of communication, and have an advisory vote at the General Meeting.

9.4.6	The chairperson of the General Meeting decides on all matters relating to admission to the General Meeting. The chairperson of the General Meeting may admit third parties to the General Meeting.

9.4.7

The Company may direct that any Person, before being admitted to a General Meeting, identify himself by means of a valid passport or other means of identification and/or should be submitted to such security arrangements as the Company may consider to be appropriate under the given circumstances.

9.4.8	The General Meeting may be conducted in a language other than the Dutch language, if so determined by the chairperson of the General Meeting.

9.5	General Meetings: order of discussion, minutes.

9.5.1	The General Meeting is chaired by the Chairperson or in his absence by the Lead Non-Executive Director. If both the Chairperson and the Lead Non-Executive Director are

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absent, the General Meeting is chaired by one of the other Directors or any other Person designated for that purpose by the Board. The chairperson of the General Meeting appoints the secretary of the General Meeting.

9.5.2

The chairperson of the General Meeting determines the order of discussion in accordance with the agenda and may limit speaking time or take other measures to ensure that the meeting proceeds in an orderly manner. The chairperson of the General Meeting may chair the General Meeting by electronic means of communication.

9.5.3	All issues relating to the proceedings at or concerning the meeting are decided by the chairperson of the General Meeting.

9.5.4

Minutes of the business transacted at the meeting must be kept by the secretary of the meeting, unless a notarial record of the General Meeting is prepared. Minutes of a General Meeting are adopted and subsequently signed by the chairperson and the secretary of the General Meeting.

9.5.5	A written confirmation signed by the chairperson of the General Meeting stating that the General Meeting has adopted a resolution constitutes valid proof of that resolution towards third parties.

9.6	General Meetings: decision-making.

9.6.1	Insofar Dutch law or these articles of association do not prescribe a larger majority, the General Meeting adopts resolutions by a simple majority of votes cast.

9.6.2

Each Ordinary Share confers the right to cast one (1) vote. Each Special Voting Share A confers the rights to cast one (1) vote, each Special Voting Share B confers the right to cast four (4) votes and each Special Voting Share C confers the right to cast nine (9) votes.

Blank votes, abstentions and invalid votes are regarded as votes that have not been cast.

9.6.3

No vote may be cast at the General Meeting for a Share held by the Company or one of its Subsidiaries or in respect of a Share for which any of them holds the depository receipts. Holders of a right of usufruct or a right of pledge on Shares belonging to the Company or its Subsidiaries are not excluded from voting if the right of usufruct or the right of pledge was created before the Share concerned belonged to the Company or one of its Subsidiaries. The Company or a Subsidiary may not cast a vote in respect of a Share on which it holds a right of usufruct or a right of pledge. When determining the extent to which shareholders are entitled to vote, are present or represented, or to the extent to which the share capital is present or represented, no account shall be taken of shares in respect of which Dutch law or these articles of association provide that not votes may be cast.

9.6.4	The chairperson of the General Meeting determines the method of voting.

9.6.5	The ruling by the chairperson of the General Meeting on the outcome of a vote is decisive.

9.6.6	In event of a tied vote, the proposal will be rejected.

9.6.7	All disputes concerning voting for which neither Dutch law nor the articles of association provide a solution are decided by the chairperson of the General Meeting.

9.7	Meetings of holders of Shares of a specific class.

9.7.1

Meeting of holders of Shares of a specific class will be held whenever the Board calls such meetings. The provisions of this article 8.6.7 apply mutatis mutandis to the meeting of holders of Shares of a specific class, except as provided otherwise in this article 9.7.

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9.7.2	All resolutions of a meeting of holders of Shares of a specific class will be adopted by a simple majority of the votes cast on Shares of the relevant class.

9.7.3

With respect to a meeting of holders of Shares of a class which are not listed, the notice is sent no later than on the sixth day prior to the day of the meeting and no record date applies. If at such meeting, all outstanding Shares of the relevant class are represented, valid resolutions can be adopted if the provisions of article 9.7.1 have not been observed, provided that such resolutions are adopted with unanimous votes.

10	FINANCIAL YEAR, ANNUAL REPORTING AND AUDITOR.

10.1	Financial year. Annual reporting.

10.1.1	The Company’s financial year coincides with the calendar year.

10.1.2

Each year, within the statutory period, the Board shall prepare Annual Accounts. The Annual Accounts must be accompanied by an auditor’s statement as referred to in article 10.2.1, the Management Report, and the additional information to the extent that this information is required.

10.1.3	The Annual Accounts must be signed by all Directors. If the signature of one or more of them is missing, this and the reasons for this must be disclosed.

10.1.4

The Company shall ensure that the Annual Accounts, the Management Report and the additional information referred to in article 10.1.2 are available at the Company’s address from the day of the notice of the General Meeting at which they are to be discussed.

The Persons with Meeting Rights may inspect these documents and obtain a copy free of charge.

10.1.5	The Annual Accounts are adopted by the General Meeting.

10.1.6	In the General Meeting where adoption of the Annual Accounts is discussed, a proposal to grant discharge to the members of the Board may be discussed as a separate item on the agenda.

10.2	Auditor.

10.2.1

The General Meeting instructs a statutory auditor to audit the Annual Accounts in accordance with article 2:393(3) BW. The instruction may be given to a firm in which chartered accountants work together. The Board shall nominate an auditor for instruction.

10.2.2	If the General Meeting fails to issue the instructions to the auditor, the Board is authorised to do so.

10.2.3

The instructions issued to the auditor may be revoked by the General Meeting and by the corporate body issuing the instructions. The instructions may only be revoked for valid reasons and in accordance with article 2:393(2) BW.

10.2.4	The auditor shall report the findings of the audit to the Board and present the results of the audit in a statement on the true and fair view provided by the Annual Accounts.

10.2.5	The Board may issue instructions (other than those referred to above) to the above auditor or to a different auditor at the Company’s expense.

11	PROFIT, LOSS AND DISTRIBUTIONS.

11.1	Profit and loss. Distributions on Shares.

11.1.1	Distribution of dividends pursuant to this article 11.1 will take place after the adoption of the Annual Accounts which show that the distribution is allowed.

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11.1.2

The Company may make distributions on Shares only to the extent that its shareholders’ equity exceeds the sum of the paid-up and called-up part of the capital and the reserves which must be maintained by Dutch law or the articles of association.

11.1.3

The Company shall maintain a separate dividend reserve for each class of Special Voting Shares. The Special Voting Shares shall not carry any entitlement to any other reserve of the Company. Distributions from the dividend reserve of a class of Special Voting Shares shall be made exclusively to the holders of Special Voting Shares of that class in proportion to the aggregate nominal value of their Special Voting Shares. Any distribution out of a Special Voting Shares dividend reserve or the partial or full release of any such reserve will require a prior proposal from the Board and a resolution of the meeting of holders of the relevant class of Special Voting Shares.

11.1.4	The Board may determine that any amount out of the profit will be added to the reserves.

11.1.5

The profits remaining thereafter shall first be applied to allocate and add to the dividend reserve for each class of Special Voting Shares an amount equal to one percent (1%) of the aggregate nominal value of all issued and outstanding Special Voting Shares of that class.

11.1.6	The profit remaining after application of article 11.1.4 will be at the disposal of the General Meeting.

11.1.7	The General Meeting may only resolve to make a distribution on Ordinary Shares in kind or in the form of Ordinary Shares at the proposal of the Board.

11.1.8

Subject to the other provisions of this article 11.1, the General Meeting may, at the proposal of the Board, resolve to make distributions on Ordinary Shares from one or several reserves which the Company is not prohibited from distributing by virtue of Dutch law or the articles of association.

11.1.9

For the purpose of calculating the amount of any distribution, Shares held by the Company will not be taken into account. No distribution will be made on Ordinary Shares held by the Company, unless those Ordinary Shares are encumbered with a right of usufruct or a right of pledge.

11.2	Interim distributions.

11.2.1

The Board or the General Meeting at the proposal of the Board may resolve to make interim distributions on Ordinary Shares if an interim statement of assets and liabilities shows that the requirement of article 11.1.2 has been met. Interim distributions may be made in cash, in kind or in the form of Ordinary Shares and be made from one or several reserves which the Company is not prohibited from distributing by virtue of Dutch law or the articles of association

11.2.2

The interim statement of assets and liabilities referred to in article 11.2.1 relates to the condition of the assets and liabilities on a date no earlier than the first day of the third month preceding the month in which the resolution to distribute is published. This interim statement must be prepared on the basis of generally acceptable valuation methods. The amounts to be reserved under Dutch law and the articles of association must be included in the statement of assets and liabilities. The statement must be signed by the Directors. If one or more of their signatures are missing, this absence and the reason for this absence must be stated.

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11.3	Notices and payments.

11.3.1

Any proposal for a distribution on Ordinary Shares must immediately be published by the Board in accordance with the regulations of the stock exchange where the Ordinary Shares are officially listed at the Company’s request. The notification must specify the date when and the manner in which the distribution will be payable or - in the case of a proposal for distribution - is expected to be made payable.

11.3.2	Distributions will be payable on the day determined by the Board.

11.3.3

The Persons entitled to a distribution shall be the relevant Shareholders, holders of a right of usufruct on Shares and holders of a right of pledge on Ordinary Shares, at a date to be determined by the Board for that purpose. This date shall not be earlier than the date on which the distribution was announced.

11.3.4	Distributions which have not been claimed upon the expiry of five years and one day after the date when they became payable will be forfeited to the Company and will be carried to the reserves.

11.3.5	The Board may determine that distributions on Shares will be made payable either in euro or in another currency.

12	AMENDMENT OF THE ARTICLES OF ASSOCIATION, DISSOLUTION AND LIQUIDATION.

12.1	Amendments to these articles of association. Dissolution.

12.1.1	Without prejudice to article 8.3.6(a), a resolution to amend these articles of association or to dissolve the Company may only be adopted by the General Meeting at the proposal of the Board.

12.1.2

If a proposal to amend these articles of association is to be submitted to the General Meeting, it shall be so stated in the notice convening the meeting, and a copy of the proposal containing the text of the proposed amendment shall be made available at the Company’s office for inspection by every Shareholder and other Person with Meeting Rights, from the date of the notice convening the meeting until the conclusion of such General Meeting.

12.2	Liquidation.

12.2.1	If the Company is dissolved, the liquidation is carried out by the Board, unless the General Meeting resolves otherwise at the proposal of the Board.

12.2.2	These articles of association remain in force as long as possible during the liquidation.

12.2.3	The surplus assets of the Company remaining after satisfaction of its debts will be divided, in accordance with the provisions of article 2:23b BW, as follows:

(a)

firstly, the balance of the dividend reserve for each class of Special Voting Shares will be for the benefit of the holders of Special Voting Shares of that class in proportion to the aggregate nominal value of the class of their Special Voting Shares; and

(b)

secondly, the balance, if any, remaining after the payments referred to under (a) will be for the benefit of the holders of Ordinary Shares in proportion to the aggregate nominal value of Ordinary Shares held by each of them.

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13	TRANSITIONAL PROVISIONS.

13.1	Scenario I. Authorized share capital.

Article 3.1.1 will be in force until the Board has deposited a statement with the Dutch Trade Register as referred to in articles 0 or 13.3. If the Board has issued a statement as referred to in articles 0 or 13.3 but wishes to reinstate the original article 3.1.1, the Board will deposit a statement with the Dutch Trade Register to that effect, as a result of which that original article 3.1.1 will be in force again, provided that the issued share capital of the Company as of depositing the statement aforementioned at least equals three million seven hundred and forty thousand euro (EUR 3,740,000) and does not exceed the limits of the authorised share capital of the Company provided in article 3.1.1.

13.2	Scenario II. Authorized share capital.

In deviation of the provisions set out in article 3.1.1, if the issued share capital of the Company at least equals, or, as of depositing the statement referred to in this article 0, will at least equal six million and eight hundred thousand euro (EUR 6,800,000) and does not, or, as of depositing the statement referred to in this article 0, will not exceed thirty-four million euro (EUR 34,000,000), the Board may deposit a statement to that effect with the Dutch Trade Register, as a result of which article 3.1.1 will read as follows:

3.1.1	The authorised share capital of the Company amounts to thirty-four million euro (EUR 34,000,000) and is divided into:

(a)	four hundred million (400,000,000) Ordinary Shares, each with a nominal value of two eurocents (EUR 0.02);

(b)	fifty million (50,000,000) Special Voting Shares A, each with a nominal value of two eurocents (EUR 0.02);

(c)	two hundred million (200,000,000) Special Voting Shares B, each with a nominal value of eight eurocents (EUR 0.08); and

(d)	fifty million (50,000,000) Special Voting Shares C, each with a nominal value of eighteen eurocents (EUR 0.18).

13.3	Scenario III. Authorized share capital.

In deviation of the provisions set out in article 3.1.1, if the issued share capital of the Company at least equals, or, as of depositing the statement referred to in this article 13.3, will at least equal nine million and eight hundred thousand euro (EUR 9,800,000) and does not, or, as of depositing the statement referred to in this article 13.3, will not exceed forty-nine million euro (EUR 49,000,000), the Board may deposit a statement with the Dutch Trade Register, as a result of which article 3.1.1 will read as follows:

3.1.1	The authorised share capital of the Company amounts to forty-nine million euro (EUR 49,000,000) and is divided into:

(a)	four hundred million (400,000,000) Ordinary Shares, each with a nominal value of two eurocents (EUR 0.02);

(b)	fifty million (50,000,000) Special Voting Shares A, each with a nominal value of two eurocents (EUR 0.02);

(c)	fifty million (50,000,000) Special Voting Shares B, each with a nominal value of eight eurocents (EUR 0.08); and

(d)	two hundred million (200,000,000) Special Voting Shares C, each with a nominal value of eighteen eurocents (EUR 0.18).

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13.4	General Meeting resolutions outside a meeting.

Until the day after the day on which these articles of association come into effect, the articles of association will have an article 9.6.8, which will read as follows:

9.6.8

The General Meeting may adopt any resolution which it may adopt at a General Meeting without holding a meeting, provided that all Persons with Voting Rights have voted in favour of the proposals and the votes have been cast in writing or by electronic means of communication.

Finally the person appearing declares:

(a)

immediately prior to the execution of this deed, the issued and paid-up share capital of the Company amounted to four million and three hundred thousand euro (EUR 4,300,000), consisting of four million and three hundred thousand (4,300,000) ordinary shares, each with a nominal value of one euro (EUR 1) (each a “Share”);

(b)	by and through the execution of this deed, each Share is split into fifty (50) ordinary shares, each with a nominal value of two eurocents (EUR 0.02);

(c)

as a result of the share split under (b) above, at the time of execution of this deed, the issued and paid-up share capital of the Company amounts to four million and three hundred thousand euro (EUR 4,300,000), consisting of two hundred and fifteen million (215,000,000) ordinary shares, each with a nominal value of two eurocents (EUR 0.02); and

(d)

an auditor, as referred to in section 2:393(1) Dutch Civil Code, has stated, in accordance with the provisions of section 2:72(2)(a) Dutch Civil Code, that on a date within five (5) months prior to the date of the execution of this deed the equity of the Company corresponded at least with the issued and paid-up share capital of the Company referred to under (c) above (the “Auditor’s Report”).

The following documents are attached (in copy) to this deed:

(a)	an English translation of the Italian Notarial Deed;

(b)	a document evidencing the Cross-Border Conversion Confirmations;

(c)	a power of attorney evidencing, together with the Cross-Border Conversion Resolutions, the Authorisation; and

(d)	the Auditor’s Report.

The original copy of this deed was executed in Amsterdam, on the date mentioned at the top of this deed. I summarised and explained the substance of the deed. The individual appearing before me confirmed having taken note of the deed’s contents and having agreed to a limited reading of the deed. I then read out those parts of the deed that the law requires. Immediately after this, the individual appearing before me, who is known to me, and I signed the deed.

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Annex 3 – Draft Merger Issue and Transfer Deed

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DEED OF ISSUE AND TRANSFER OF ORDINARY SHARES

relating to

the issue and transfer of ordinary shares to the Exchange Agent
By

Ermenegildo Zegna N.V.

Dated [●]

DEED OF ISSUE AND TRANSFER OF ORDINARY SHARES IN THE CAPITAL OF ERMENEGILDO ZEGNA N.V.

THE UNDERSIGNED:

(1)

Ermenegildo Zegna N.V., a public limited liability company (naamloze vennootschap), organised under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands, and address at Via Roma 99/100, 13835, Valdilana (Biella), Italy (the “Company”); and

(2)	Computershare Trust Company, N.A., a federally chartered trust company, and Computershare Inc., a Delaware corporation (together the “Exchange Agent”),

WHEREAS:

Transaction

(A)

On July 18, 2021, the Company (at that time known as Ermenegildo Zegna Holditalia S.p.A.) entered into a business combination agreement (“BCA”) with Investindustrial Acquisition Corp., a Cayman Islands exempted company (“IIAC”) and EZ Cayman, a Cayman Islands exempted company (“EZ”).

(B)	Capitalized terms used but not defined in this deed have the meaning ascribed to them in the BCA.

(C)

On the date hereof, prior to the execution of this deed and in connection with the contemplated business combination of the Company and IIAC, EZ merged with IIAC in accordance with the Cayman Islands Act, with IIAC being the surviving entity (the “Merger”).

(D)

At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each IIAC Share issued and outstanding immediately prior to the Effective Time remained issued and outstanding as one IIAC Share. Currently, all issued and outstanding IIAC Shares are held by the Exchange Agent, solely for the account and benefit of the Pre-Closing IIAC Holders.

(E)

As contemplated by the BCA, immediately following the Effective Time, and in accordance with the provisions of Section 2:94b of the Dutch Civil Code (“DCC”), the Exchange Agent, acting solely for the account and benefit of the Pre-Closing IIAC Holders (provided that the Pre-Closing IIAC Holders, in each case as is used in this deed, shall exclude the holders of any IIAC Shares cancelled at the Effective Time pursuant to Section 2.1(c)(ix) of the BCA), shall contribute, for the account and benefit of the Pre-Closing IIAC Holders, each issued and

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outstanding IIAC Share held in its accounts to the Company, as a contribution in kind and, in consideration of this contribution in kind, the Company shall issue or transfer (as applicable) to the Exchange Agent for the account and benefit of the Pre-Closing IIAC Holders one ordinary share in the Company’s share capital in respect of each IIAC Share contributed.

(F)

On [●], the Company and the Exchange Agent entered into an agreement regarding the contribution in kind of the IIAC Shares and the issuance or transfer (as applicable) to the Exchange Agent of ordinary shares in the Company’s share capital in consideration thereof (the “Exchange Agent Agreement”).

Contribution and auditor’s statement

(G)

Immediately following the Effective Time, the Exchange Agent contributed and transferred to the Company, solely for the account and benefit of the Pre-Closing IIAC Holders, [●] IIAC Shares as a contribution in kind (the “Contribution”) in accordance with the BCA and the description referred to under recital (H).

(H)

Since the Contribution qualifies as a contribution in kind as referred to in section 2:94b(1) DCC, a description of the Contribution as referred to in section 2:94b(1) in conjunction with 2:94a(1) DCC and an auditor’s statement as referred to in section 2:94b(2) in conjunction with 2:94a(2) DCC were drawn up.

Authorization and issue of Merger Issue Shares

(I)

On [●], the general meeting of the Company authorized the board of directors of the Company (the “Board”) to resolve to issue up to [●] ordinary shares in the Company’s share capital to the Exchange Agent, for the account and benefit of the Pre-Closing IIAC Holders (the “GM Resolution”).

(J)

On [●], the Board resolved to issue [●] ordinary shares in the Company’s share capital, numbered [●] up to and including [●] (the “Merger Issue Shares”), to the Exchange Agent, for the account and benefit of the Pre-Closing IIAC Holders, against payment of the relevant part of the Contribution, which issue of Merger Issue Shares will be implemented by the execution of this deed.

(K)	Since the Contribution is a non-cash contribution as referred to in section 2:96a(1) DCC, no pre-emptive rights apply in respect of the issue of the Merger Issue Shares.

Transfer of Merger Transfer Shares to the Exchange Agent

(L)

In satisfaction of the obligation set out under (E), and in addition to the issue of the Merger Issue Shares, the Board resolved, on [●], to transfer [●] ordinary shares in the Company’s share capital, numbered [●] up to and including [●] (the

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“Merger Transfer Shares” and together with the Merger Issue shares, the “Merger Shares”), to the Exchange Agent, for the account and benefit of the Pre-Closing IIAC Holders, against payment of the relevant part of the Contribution (such resolution, together with the resolution described under (J), the “Board Resolution”).

Transfer of Merger Shares to Cede & Co

(M)

Upon receipt of the Merger Shares, the Exchange Agent intends to transfer the Merger Shares in book-entry form, in the name of the relevant Pre-Closing IIAC Holder through the facilities of the Depositary Trust Company, a limited purpose trust company organised under New York State banking law (“DTC”),[ except for the Merger Shares that will be transferred in direct registered form and recorded in the Company’s shareholders’ register in the name of the Pre-Closing IIAC Holders set out in Annex 1.

(N)	The Exchange Agent intends to accept the issuance of the Merger Issue Shares and the transfer of the Merger Transfer Shares under the obligation referred to under (M).

NOW HEREBY CONFIRMS AS FOLLOWS:

1	ISSUE AND TRANSFER OF THE MERGER SHARES

1.1

In accordance with section 2:86c DCC, the BCA, the Exchange Agent Agreement, the GM Resolution and the Board Resolution, as applicable, the Company hereby issues the Merger Issue Shares and transfers the Merger Transfer Shares to the Exchange Agent, for the account and benefit of the Pre-Closing IIAC Holders.

1.2	The Exchange Agent accepts the issuance of the Merger Issue Shares and the transfer of the Merger Transfer Shares under the obligation referred to under (M).

1.3

[The Company shall register the relevant Merger Shares in its shareholder’s register in the name of the relevant Pre-Closing IIAC Holders, in accordance with Annex 1.] [The Company shall register the relevant Merger Shares in the name of the Exchange Agent, but for the account and benefit of the relevant Pre-Closing IIAC Holders.]

2	PAYMENT

2.1

The Company hereby acknowledges receipt of the Contribution in accordance with the terms and conditions set forth in the BCA and confirms that as a result thereof the Merger Shares have been fully paid up. If and to the extent that the value of the Contribution exceeds the total nominal value of the Merger Shares, such excess value will be regarded as share premium and be added to the Company’s share premium reserve relating to the Company’s ordinary shares.

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2.2	The Company shall deposit with the Dutch Trade Register the documents as referred to in section 2:94b(7) DCC within eight days after the date hereof.

3	MISCELLANEOUS

3.1	The Company and the Exchange Agent waive any right to dissolve the agreement contained in this issue deed under the provisions of article 6:265 DCC.

3.2	This deed shall be exclusively governed by and construed in accordance with the laws of the Netherlands.

3.3	Any disputes arising from or in connection with this deed shall be submitted to the jurisdiction of the competent court in Amsterdam, the Netherlands, which jurisdiction shall be exclusive.

[SIGNATURES TO FOLLOW ON THE NEXT PAGE]

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EXECUTED ON THE DATE STATED ON THE FIRST PAGE OF THIS DEED BY:

Ermenegildo Zegna N.V.
Name: [●]
Title: [●]

Computershare Trust Company, N.A.	Computershare Inc.
Name: [●]	Name: [●]
Title: [●]	Title: [●]

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ANNEX 1    OVERVIEW OF PRE-CLOSING IIAC HOLDERS

NAME OF PRE-CLOSING IIAC HOLDER	NUMBER OF ORDINARY SHARES	SHARE NUMBERS	BOOK-ENTRY OR REGISTERED FORM
[name]	[●]	[●]	[●]
[name]	[●]	[●]	[●]
[name]	[●]	[●]	[●]
[name]	[●]	[●]	[●]
[name]	[●]	[●]	[●]
[name]	[●]	[●]	[●]
[name]	[●]	[●]	[●]
[name]	[●]	[●]	[●]
[name]	[●]	[●]	[●]
[name]	[●]	[●]	[●]
[name]	[●]	[●]	[●]
Total

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Annex 4 – Draft Warrant Assumption Agreement

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FORM OF WARRANT ASSUMPTION AND AMENDMENT AGREEMENT

This Warrant Assumption and Amendment Agreement (this “Agreement”) is made as of                 , by and among Investindustrial Acquisition Corp., a Cayman Islands exempted company (the “Company”), Ermenegildo Zegna Holditalia S.p.A., a joint stock company incorporated under Italian law (“Zegna”, which from and after the consummation of the Conversion (as defined in the Business Combination Agreement (as defined below)), will be domesticated in The Netherlands, and renamed Ermenegildo Zegna N.V., a Dutch public limited liability company (naamloze vennootschap)), Continental Stock Transfer & Trust Company, a New York corporation (“Continental”) and Computershare Trust Company, N.A., a federally chartered trust company, and Computershare Inc., a Delaware corporation (collectively, “Computershare”), and shall be effective as of the Effective Time (as defined in the Business Combination Agreement).

WHEREAS, the Company and Continental are parties to that certain Warrant Agreement, dated as of November 23, 2020, and filed with the United States Securities and Exchange Commission on November 23, 2020 (as amended effective immediately prior to the Effective Time by the Warrant Amendment Agreement dated                     , the “Warrant Agreement”, and such Warrant Amendment Agreement, the “Amendment”);

WHEREAS, unless specified otherwise, capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Warrant Agreement;

WHEREAS, pursuant to the Warrant Agreement, the Company issued (i) 6,700,000 warrants to Investindustrial Acquisition Corp. L.P. (the “Sponsor”) (collectively, the “Private Placement Warrants”) to purchase the Company’s Class A ordinary shares, par value $0.0001 per share (“Class A Shares”), with each Private Placement Warrant being exercisable for one Class A Share and with an exercise price of $0.01 per share, subject to adjustment as set forth in the Warrant Agreement, and (ii) 13,416,667 warrants as part of units to public investors in the Offering (the “Public Warrants” and together with the Private Placement Warrants, the “Warrants”) to purchase Class A Shares, with each whole Public Warrant being exercisable for one Class A Share and with an exercise price of $11.50 per share, subject to adjustment as set forth in the Warrant Agreement;

WHEREAS, on July 18, 2021, the Company, Zegna and EZ Cayman, a Cayman Islands exempted company (“Merger Sub”), entered into that certain Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Surviving Company”) and becoming a direct, wholly-owned subsidiary of Zegna (the “Merger”);

WHEREAS, all of the Warrants are governed by the Warrant Agreement;

WHEREAS, at the Effective Time, each Private Placement Warrant outstanding immediately prior to the Effective Time will be exchanged for a newly issued Zegna warrant (the “Private Placement Zegna Warrants”) representing a right to acquire one

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ordinary share of Zegna, nominal value €0.02 per share, (“Zegna Share”) on the same contractual terms and conditions as those of the Private Placement Warrants as in effect immediately prior to the Amendment;

WHEREAS, the Private Placement Zegna Warrants will be governed by a warrant agreement (the “New Warrant Agreement”), to be entered into at the Effective Time between Zegna and the Warrant Agent (as defined below) and shall be identical to, and form part of the same class as, the Public Warrants, except that so long as they are held by the Sponsor or any of its Permitted Transferees (as defined in the New Warrant Agreement) the Private Placement Zegna Warrants will be subject to certain provisions set forth in Section 2.5 of the New Warrant Agreement;

WHEREAS, upon consummation of the Merger, and as provided in Section 4.5 of the Warrant Agreement, each Public Warrant outstanding immediately prior to the Effective Time will automatically cease to represent a right to acquire one Class A Share and shall automatically represent, at the Effective Time, a right to acquire one Zegna Share on the same contractual terms and conditions as were in effect immediately prior to the Effective Time under the terms of the Warrant Agreement;

WHEREAS, the Board of Directors of the Company has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination;

WHEREAS, in connection with the Merger, the Company desires to assign all of its right, title and interest in the Warrant Agreement in respect of the Public Warrants to Zegna and Zegna desires to assume, and pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Warrant Agreement in respect of the Public Warrants on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as a result of the Merger, the Surviving Company will retain all of its right, title, interest in the Warrant Agreement and all of its liabilities and obligations under the Warrant Agreement in respect of the Private Placement Warrants;

WHEREAS, in connection with the Merger and prior to the Capital Distribution (as defined in the Business Combination Agreement), Zegna, pursuant to the terms of the Warrant Agreement, shall exercise all of the Private Placement Warrants for shares in the Surviving Company (the “Private Placement Warrant Exercise”);

WHEREAS, following the Private Placement Warrant Exercise, there will be no Private Placement Warrants outstanding;

WHEREAS, Section 9.8 of the Warrant Agreement provides that the Company and the Warrant Agent may amend the Warrant Agreement without the consent of any registered holders for the purpose of adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the rights of the registered holders of the Warrants under the Warrant Agreement;

WHEREAS, effective upon the Effective Time, the Company wishes to appoint Computershare to serve as successor Warrant Agent under the Warrant Agreement; and

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WHEREAS, in connection with and effective upon such appointment, Continental wishes to assign all of its rights, interests and obligations as Warrant Agent under the Warrant Agreement, as hereby amended, to Computershare, Computershare wishes to assume all of such rights, interests and obligations and the Company wishes to approve such assignment and assumption.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows.

1.	Assignment and Assumption; Consent.

1.1    Assignment and Assumption. The Company hereby assigns to Zegna all of the Company’s rights, title and interest in and to the Warrant Agreement (as amended hereby) in respect of the Public Warrants as of the Effective Time and Zegna hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Warrant Agreement (as amended hereby) in respect of the Public Warrants arising from and after the Effective Time.

1.2    Consent. The Warrant Agent hereby consents to the assignment of the Warrant Agreement by the Company to Zegna pursuant to Section 1.1 hereof effective as of the Effective Time, and the assumption of the Warrant Agreement by Zegna from the Company pursuant to Section 1.1 hereof effective as of the Effective Time, and to the continuation of the Warrant Agreement, as amended hereby, in full force and effect from and after the Effective Time, subject at all times to the Warrant Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Warrant Agreement and this Agreement.

2.    Appointment of Successor Warrant Agent. Zegna hereby appoints, effective as of the Effective Time, Computershare to serve as successor Warrant Agent under the Warrant Agreement and Continental hereby assigns, and Computershare hereby agrees to accept and assume, effective as of the Effective Time, all of Continental’s rights, interests and obligations in, and under the Warrant Agreement and Warrants, as Warrant Agent; provided, that in no event shall Computershare assume any liabilities for the acts or omissions of Continental under the Warrant Agreement. Unless the context otherwise requires, from and after the Effective Time, any references in the Warrant Agreement and the Warrants to the “Warrant Agent” shall mean Computershare.

3.    Amendment of Warrant Agreement. The Company, Zegna and the Warrant Agent hereby amend the Warrant Agreement as provided in this Section 3, effective as of the Effective Time, and acknowledge and agree that the amendments to the Warrant Agreement set forth in this Section 3 are necessary or desirable and that such amendments do not adversely affect the interests of the registered holders of the Warrants.

3.1     Interpretation. With respect solely to the Public Warrants, all references to the “Company” in the Warrant Agreement (including all Exhibits thereto) shall be deemed to refer to Investindustrial Acquisition Corp., a Cayman Islands exempted company, prior to the Effective Time and to Ermenegildo Zegna N.V. as of and following the Effective Time, as applicable. All references to the “Business Combination” or “initial

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Business Combination” shall be deemed to be the transactions contemplated by the Business Combination Agreement. With respect solely to the Private Placement Warrants, all references to the “Company” in the Warrant Agreement (including all Exhibits thereto) shall be deemed to refer to Investindustrial Acquisition Corp., a Cayman Islands exempted company.

3.2     Warrant Certificate. With respect solely to the Public Warrants, the Warrant Certificate is hereby amended by (a) deleting “Investindustrial Acquisition Corp.” and replacing it with “Ermenegildo Zegna N.V.” and (b) deleting “Incorporated Under the Laws of the Cayman Islands” and “a Cayman Islands exempted company” and replacing each with “organized under the laws of the Netherlands with its corporate seat in Amsterdam” and “a Dutch public limited liability company (naamloze vennootschap),” respectively. The Warrant Certificate is further amended by deleting the phrase “principal corporate trust office of the Warrant Agent” and replacing it with the phrase “office of the Warrant Agent designated for such purpose”.

3.3     Reference to Zegna Shares. With respect solely to the Public Warrants, all references to “Class A ordinary shares of the Company, par value $0.0001 per share” or “Ordinary Shares” in the Warrant Agreement (including all Exhibits thereto) shall mean “ordinary shares in the share capital of Zegna, nominal value €0.02 per share” or “Zegna Shares”, respectively.

3.4     Section 3.3.1 of the Warrant Agreement is hereby amended by deleting the phrase “corporate trust department” and replacing it with the phrase “office designated for such purpose”.

3.5     The penultimate sentence of Section 3.3.2 of the Warrant Agreement is hereby amended by deleting the reference to “Section 4.6” and replacing it with “Section 4.7”.

3.6    Section 3.3.5 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.3.5.    Maximum Percentage. A holder of a Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as the holder may specify) (the “Maximum Percentage”) of the Ordinary Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by such person and its affiliates shall include the number of Ordinary Shares issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the

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unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this paragraph, in determining the number of outstanding Ordinary Shares, the holder may rely on the number of outstanding Ordinary Shares as reflected in (1) the Company’s most recent Annual Report on Form 20-F or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or Computershare Inc. and Computershare Trust Company, N.A., as transfer agent (in such capacity, the “Transfer Agent”), setting forth the number of Ordinary Shares outstanding. For any reason at any time, upon the written request of such holder of a Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of Ordinary Shares then outstanding. In any case, the number of issued and outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of issued and outstanding Ordinary Shares was reported. By written notice to the Company, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.”

3.7    Section 3.3.5 of the Warrant Agreement is hereby amended by deleting the word “Form 8-K” and replacing it with the word “Form 6-K”.

3.8     Section 5.5 of the Warrant Agreement is hereby amended to add the following as the final sentence thereof:

“The Warrant Agent may countersign a Definitive Warrant Certificate in manual of facsimile form.”

3.9     Section 7.4.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“7.4.1.    Registration of the Ordinary Shares. The Company agrees that as soon as practicable, but in no event later than twenty (20) Business Days after the closing of its initial Business Combination, it shall use its commercially reasonable efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the Warrants. If the Warrants are exercisable for a security other than the Ordinary Shares pursuant to this Agreement, the Warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than the Ordinary Shares, the Company (or any successor company) will use its commercially

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reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants. The Company shall use its commercially reasonable efforts to cause the same to become effective within sixty (60) Business Days following the closing of its initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Warrants in accordance with the provisions of this Agreement. If any such registration statement has not been declared effective by the sixtieth (60th) Business Day following the closing of the Business Combination, holders of the Warrants shall have the right, during the period beginning on the sixty-first (61st) Business Day after the closing of the Business Combination and ending upon such registration statement being declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the issuance of the Ordinary Shares issuable upon exercise of the Warrants, to exercise such Warrants on a “cashless basis,” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act or another applicable exemption) for that number of Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) less the Warrant Price by (y) the Fair Market Value and (B) 0.361 Ordinary Shares per Warrant. Solely for purposes of this subsection 7.4.1, “Fair Market Value” shall mean the volume-weighted average price of the Ordinary Shares during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Warrants or its securities broker or intermediary. The date that notice of “cashless exercise” is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Public Warrant, the Company shall, upon request, provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a “cashless basis” in accordance with this subsection 7.4.1 is not required to be registered under the Securities Act and (ii) the Ordinary Shares issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company and, accordingly, shall not be required to bear a restrictive legend; provided, however, that the language included in prong (ii) of the foregoing shall only be covered by such opinion to the extent the Public Warrant being exercised was a Public Warrant (as opposed to a Private Placement Warrant) as of the Effective Time. Except as provided in subsection 7.4.2, for the avoidance of doubt, unless and until all of the Warrants have been exercised or have expired, the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this subsection 7.4.1.”

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3.10     Section 7.4 of the Warrant Agreement is hereby amended by adding new subsection 7.4.3, 7.4.4 and 7.4.5 to the end thereof as follows:

“7.4.3. Calculation of Ordinary Shares to be issued on Cashless Exercise. In connection with any cashless exercise of Warrants, the Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no duty under this Agreement to determine, the number of Ordinary Shares to be issued on such cashless exercise, and the Warrant Agent shall have no duty or obligation to calculate or confirm whether the Company’s determination of the Ordinary Shares to be issued on such exercise is accurate.

7.4.4. Delivery of Warrant Exercise Funds. The Warrant Agent shall forward funds received for Warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.

[7.4.5. Cost Basis Information.

(a) In the event of a cash exercise, the Company may instruct the Warrant Agent to record cost basis for U.S. federal income tax purposes for newly issued shares in a manner to be subsequently communicated by the Company in writing to the Warrant Agent.

(b) In the event of a cashless exercise, the Company may instruct the Warrant Agent to record cost basis for U.S. federal income tax purposes for shares issued pursuant to a cashless exercise in a manner to be subsequently communicated by the Company in writing to the Warrant Agent at the time the Company confirms the number of Company Common Shares issuable in connection with the cashless exercise pursuant to the last paragraph of Section 7.4.3 hereof.]2”

3.11     Appointment of Successor Warrant Agent. Section 8.2.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“8.2.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to

[2]	NTD: Subject to ongoing review.

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the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation or other entity organized and existing under the laws of the United States of America or of a state thereof, in good standing and having its principal office in the United States of America, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.”

3.12     Section 8.3.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“8.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration (as may be agreed upon in writing by the Company and the Warrant Agent) for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all of its reasonable and documented expenses (including reasonable and documented counsel fees and expenses) incurred in connection with the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.”

3.13     Section 8.4.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“8.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel, Secretary or other principal officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in absence of bad faith by it pursuant to the provisions of this Agreement. The Warrant Agent shall not be required to take notice or be deemed to have notice of any event or condition for which the Company is required to notify Warrant Agent hereunder, unless the Warrant Agent shall be specifically notified in writing of such event or condition or be

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specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Warrant Agent must, in order to be effective, be received by the Warrant Agent as specified in Section 9.2 hereof, and in the absence of such notice so delivered, the Warrant Agent may conclusively assume no such event or condition exists. The Warrant Agent shall be fully protected in relying on any such notice and shall have no duty or liability (in the absence of bad faith by it) with respect to, and shall not be deemed to have knowledge of any such event unless and until it shall have received such notice.”

3.14     Section 8.4.2 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“8.4.2 Indemnity; Limitation on Liability. The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a judgment of a court of competent jurisdiction or agreed pursuant to a settlement agreement between the parties). Notwithstanding anything in this Agreement to the contrary, any liability of the Warrant Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Warrant Agent during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought; provided, that, such liability cap shall not apply in the case of the Warrant Agent’s own willful misconduct, bad faith or fraud (which willful misconduct, bad faith or fraud must be determined by a judgment of a court of competent jurisdiction or agreed pursuant to a settlement agreement between the parties), nor to any claims by Registered Holders of the Warrants which arise out of the gross negligence, willful misconduct, bad faith or fraud of the Warrant Agent. Anything to the contrary notwithstanding, in no event will the Warrant Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damages, and regardless of the form of action. The Company agrees to indemnify the Warrant Agent and hold it harmless against any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable and documented fees and expenses of one legal counsel), for anything done or omitted by the Warrant Agent in the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder, except as a result of the Warrant Agent’s gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a judgment of a court of competent jurisdiction or agreed pursuant to a settlement agreement between the parties). The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

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The provisions of this Section 8.4 shall survive the expiration of the Warrants and the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.”

3.15 The following provisions are hereby incorporated into Section 8 of the Warrant Agreement in the numerical order set forth below:

“8.7 Legal Counsel. The Warrant Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in accordance with such advice or opinion.

8.8 Bank Accounts. All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services hereunder (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, the Warrant Agent may hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

8.9 Ambiguity. In the event the Warrant Agent reasonably determines any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its reasonable discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which reasonably eliminates such ambiguity or uncertainty.”

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3.16     The address for notices to the Company set forth in Section 9.2 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“Ermenegildo Zegna N.V.

[                                         ]

[                                         ]

[                                         ]

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Sullivan and Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Scott D. Miller

E-mail: millersc@sullcrom.com”

3.16 The address for notices to the Warrant Agent set forth in Section 9.2 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“Computershare Trust Company, N.A.

Computershare Inc.

150 Royall Street

Canton, MA 02021

Attn: Client Services”

4.	Miscellaneous Provisions.

4.1     Effectiveness of Warrant Assumption and Amendment Agreement. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Merger and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

4.2     Successors. All the covenants and provisions of this Agreement by or for the benefit of Zegna or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

4.3     Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

4.4     Applicable Law and Exclusive Forum. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York. Subject to applicable law, the parties hereby agrees that any action, proceeding or claim against a party arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Each of the parties hereby waives any objection to such exclusive

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jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

4.5     Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the United States of America, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.

4.6     Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4.7     Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

4.8     Entire Agreement. This Agreement and the Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first written above.

INVESTINDUSTRIAL ACQUISITION CORP.

Name:
Title:

ERMENEGILDO ZEGNA HOLDITALIA S.p.A.

Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A.
and COMPUTERSHARE, INC.,

On behalf of both entities

Name:
Title:

[Signature Page to Warrant Assumption and Amendment Agreement]

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